Exhibit 17(mmmm)

A Message from the President and Chief Executive Officer
Dear Valued Shareholder,
The 12-month period that ended on October 31, 2006 continued to produce rewarding results for well diversified investors. All major investment benchmarks finished the period with positive returns. In 2006, the U.S. economy continued its expansion for the fifth straight year, and it also was a year in which several leading stock market indicators finally recovered from the 2000-02 bear market, achieving new all-time highs.
Through the first six months of 2006, the U.S. stock market was virtually flat. However, an impressive market rally carried the S&P 500 Index up by 8.5% during the July-October (four-month) period. For the 12 months ended October 31, 2006, that benchmark of large U.S. stocks returned 16.3%. Small-cap U.S. equities performed even better over the same period, as the Russell 2000 Index produced a 19.9% return. The past year has been especially rewarding for portfolios that have diversified into more asset classes. Developed markets abroad returned 27.5% for the 12 months, as measured by the MSCI EAFE Index.
Bonds bounced back from lackluster returns earlier in 2006 and finished with a return of 5.2% for the past year, as measured by the Lehman Brothers Aggregate Bond Index. Most of this return came in August-October 2006, as it appeared that a long cycle of sustained Fed rate increases was nearing an end.
As of October 31, there were many signs indicating that the U.S. economy could be heading into a mild slowdown in the first half of 2007. Economists’ views were mixed on whether this would result in a positive “soft-landing” scenario or a less favorable recession. In either case, it appears likely that lower commodity prices (especially oil) have helped to keep inflation in check, and the Fed may not need to keep upward pressure on interest rates. Both developments could be favorable for stocks and bonds in 2007.
Thank you for continuing to invest in The Enterprise Group of Funds, Inc., and I encourage you to work with your financial professional to review your investment planning for the period ahead.
Sincerely,
Steven M. Joenk
President and Chief Executive Officer
The Enterprise Group of Funds, Inc.
PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. The S&P 500 Index is a widely recognized index that is considered representative of the performance of the large-cap sector of the U.S. stock market. The MSCI EAFE Index measures equity performance in foreign developed markets. The Russell 2000 Index is considered representative of the performance of small company stocks. The Lehman Brothers Aggregate Bond Index includes U.S. government, corporate and mortgage-backed securities rated investment grade or higher. The indices quoted are unmanaged and cannot be invested in directly.
Investors should consider a fund’s investment objectives, risks, charges, and expenses carefully before investing. For a prospectus containing this and other information about the Funds, please visit www.axaenterprise.com or call 1-800-432-4320. Read it carefully before investing or sending money.

The Enterprise Group of
Funds, Inc.
2006 Certified
Annual Report

This report is certified under the Sarbanes-Oxley Act of 2002, which requires that public companies, including mutual funds, affirm that the information provided in their annual and semi-annual shareholder reports fully and fairly represents their financial position.

THE ENTERPRISE GROUP OF FUNDS, INC.
ANNUAL REPORT
October 31, 2006
Table of Contents

➢	Performance Results and Commentary (Unaudited)

	Notes on Performance	2

	AXA Enterprise Growth Fund	3

	AXA Enterprise Mergers and Acquisitions Fund	5

➢	Portfolios of Investments	7

➢	Financial Statements	13

➢	Notes to Financial Statements	22

➢	Report of Independent Registered Public Accounting Firm	31

➢	Approvals of Investment Management Agreement (Unaudited)	32

➢	Federal Income Tax Information (Unaudited)	35

➢	Management of the Corporation (Unaudited)	36

➢	Proxy Voting and Quarterly Portfolio Holdings Information (Unaudited)	39

NOTES ON PERFORMANCE

Total Returns
Performance of each of the funds of the The Enterprise Group of Funds, Inc. shown on the following pages compares each fund’s performance to that of a broad-based securities index. Performance information is as of the date shown and represents past performance and is not indicative of future results. Investment return and principal value of an investment in each of the funds will fluctuate as the prices of the individual securities in which it invests fluctuate, so that shares may be worth more or less at redemption or withdrawal than at original purchase. Market volatility and interest rate changes, among other factors, can significantly affect a fund’s short-term returns.
Fund performance reflects the deduction of management fees and other fund expenses. All results include reinvested dividends and capital gains distributions. Standardized returns also reflect the deduction of maximum sales charges that apply to each class of shares and that were in effect during the reporting period. The expenses of the AXA Enterprise Growth Fund are currently being waived or reimbursed so that the total fund expense does not exceed a certain limit. Without this expense limit, the total return of this fund would have been lower.
For each of the funds of The Enterprise Group of Funds, Inc., the maximum front-end sales charge for Classes A shares in effect during the reporting period was 4.75% of offering price. Class B shares were subject to a maximum contingent deferred sales charge equal to 5% in year one, 4% in year two, 4% in year three, 3% in year four, 2% in year five and 1% in year six. Class C shares were subject to a 1% contingent deferred sales charge if redeemed within 12 months of purchase. Class Y shares are sold at net asset value and do not have a front-end sales charge or a deferred sales charge.
Growth of $10,000 Investment
The Growth of $10,000 Investment Charts shown for each fund illustrates the total value of an assumed investment in Class A shares of each fund of The Enterprise Group of Funds, Inc. The periods illustrated are for a 10 year period (or since inception) through October 31, 2006. These results assume reinvestment of dividends and capital gains. The returns for the funds’ Class A (which are shown in the chart), Class B and Class C shares are lower than the Class Y shares because these other shares have higher total expenses. In addition, unlike Class A, Class B and Class C shares, Class Y shares do not have any sales charges. Results should not be considered representative of future gains or losses.
The Benchmarks
Broad-based securities indices are unmanaged and are not subject to fees and expenses typically associated with actively-managed funds. Investment cannot be made directly in a broad-based securities index. Comparisons with these benchmarks, therefore, are of limited use. They are included because they are widely known and may help you to understand the universe of securities from which each Fund is likely to select its holdings.
Russell 1000® Growth Index
This index contains those Russell 1000 securities (1,000 largest securities in the Russell 3000 Index) with a greater-than-average growth orientation. Securities in this index tend to exhibit higher price-to-book and price-to-earnings ratios, lower dividend yields and higher forecasted growth values than the value universe.
Standard & Poor’s 500 Index
This index contains 500 of the largest U.S. industrial, transportation, utility and financial companies deemed by Standard and Poor’s to be representative of the larger capitalization portion of the U.S. stock market. The index is capitalization weighted, thereby giving greater weight to companies with the largest market capitalizations.

AXA ENTERPRISE GROWTH FUND

FUND ADVISER
➢	Montag & Caldwell, Inc.
PERFORMANCE RESULTS

Growth of a $10,000 Investment
10/31/96–10/31/06
Investment in Class A Shares

Annualized Total Returns as of 10/31/06 Without Sales
Charges

	1	5	10	Since
	Year	Years	Years	Inception
Class A Shares	7.51%	1.92%	6.05%	—
Class B Shares	6.94	1.36	5.58	—
Class C Shares	6.97	1.37	—	4.46	%*
Class Y Shares	8.05	2.39	6.57	—
Russell 1000 Growth Index	10.84	4.07	5.76	4.71	**
S&P 500 Index	16.33	7.25	8.64	7.55	**
Lipper Large-Cap Growth
Funds Index	6.23	3.34	4.82	4.14	**

* Date of inception 5/1/97.
** Since Inception returns shown for the Indexes in the table above are calculated using an inception date of 4/30/97, as daily index values for this time period are not available for all indexes.
Returns for periods greater than one year are annualized

Annualized Total Returns as of 10/31/06 With Sales Charges

	1	5	10	Since
	Year	Years	Years	Inception
Class A Shares	2.42%	0.94%	5.53%	—
Class B Shares	1.94	0.98	5.58	—
Class C Shares	5.97	1.37	—	4.46	%*
Russell 1000 Growth Index	10.84	4.07	5.76	4.71	**
S&P 500 Index	16.33	7.25	8.64	7.55	**
Lipper Large-Cap Growth
Funds Index	6.23	3.34	4.82	4.14	**

* Date of inception 5/1/97.
** Since Inception returns shown for the Indexes in the table above are calculated using an inception date of 4/30/97, as daily index values for this time period are not available for all indexes.
Returns for periods greater than one year are annualized

Annualized Total Returns as of 9/30/06 With Sales Charges

	1	5	10	Since
	Year	Years	Years	Inception
Class A Shares	(3.36)%	0.67%	5.33%	—
Class B Shares	(4.08)	0.72	5.39	—
Class C Shares	(0.09)	1.12	—	4.12	%*
Russell 1000 Growth Index	6.04	4.42	5.46	4.37	**
S&P 500 Index	10.78	6.97	8.59	7.25	**
Lipper Large-Cap Growth
Funds Index	2.46	3.56	4.64	3.85	**

* Date of inception 5/1/97.
** Since Inception returns shown for the Indexes in the table above are calculated using an inception date of 4/30/97, as daily index values for this time period are not available for all indexes.
Returns for periods greater than one year are annualized
Past performance is not indicative of future results. Performance information shown above does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Please see “Notes on Performance.”
Performance information is as of the date shown. Most recent month-end performance results are available on-line at www.axaenterprise.com.
PERFORMANCE SUMMARY
The Fund’s Class A shares returned 7.51% for the year ended October 31, 2006. The Fund’s benchmark, the Russell 1000 Growth Index, returned 10.84% over the same period.
Fund Highlights
Fiscal Year Ended October 31, 2006
What helped performance over the year
•	The primary areas of strength included stock selection in the Energy sector and Information Technology sector. Positions in oilfield service companies Schlumberger, Baker Hughes, and Halliburton were significant positive contributors to the Fund’s results.

•	Stock selection in Information Technology companies such as Research In Motion, the manufacturer and service provider for Blackberry hand-held devices; Google, the Internet search provider; and Hewlett-Packard had a significant positive effect.

•	Positions in Consumer Discretionary companies Kohl’s and McDonalds and Consumer Staples companies Procter & Gamble and Colgate Palmolive resulted in positive contributions from these sectors as well.
What hurt performance over the year
•	The Health Care sector was the most significantly underperforming sector with biotechnology company Genentech, implantable device manufacturer Medtronic, and Johnson & Johnson detracting from performance.

•	Several holdings in the Industrial sector, specifically Caterpillar Inc., 3M Co., and United Parcel Service, detracted as well. This was compounded by not owning several strong performers in the sector, United Technologies, Boeing, and Lockheed Martin.

•	An underweight in the Financial sector and stock selection had a negative impact on performance.

AXA ENTERPRISE GROWTH FUND

Advisor Outlook
In our opinion, the outlook for high quality large capitalization growth stocks is very good. We believe valuations are attractive, and the Federal Reserve has stopped raising interest rates. If the Federal Reserve succeeds in slowing the economy to a non-inflationary growth rate, these companies’ reliable and above average earnings growth rates may become increasingly attractive in the more challenging corporate profit environment that is likely to develop. Their domestic based earnings may do relatively well in a slowing U.S. economy, and we believe they are well positioned to benefit from better growth prospects abroad and a lower dollar. We continue to favor the oil service companies. Economies that are becoming more active participants in the global marketplace, such as China and India, may continue to experience rapid growth and rising demands for energy as their populations enjoy increased standards of living and their economies continue to industrialize. Higher levels of exploration and development activity will be needed to meet these rising demands and replace the reserves of existing large oil fields where production rates are close to peaking or are in actual decline. We continue to anticipate a significant market rotation into the large capitalization high quality growth companies. While we have seen the beginning of a rotation into large companies from smaller ones, there has yet to be a meaningful movement away from value into growth stocks. Once that rotation does begin, we believe it could last for an extended period of time. We believe we stand at the cusp of a major change in the climate for both risk and growth which may provide a meaningful opportunity for high quality large-cap growth companies.

Sector Weightings	% of
as of 10/31/06	Net Assets

Information Technology	21.4%
Consumer Staples	20.3
Health Care	16.0
Energy	14.1
Financials	9.5
Consumer Discretionary	8.6
Industrials	7.9
Cash and Other	2.2

Total	100.0%

UNDERSTANDING YOUR EXPENSES:
As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including applicable sales charges and redemption fees; and (2) ongoing costs, including management fees, distribution (12b-1) fees (in the case of Class A, Class B and Class C shares of the Corporation), and other Fund expenses. These examples are intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.
The examples are based on an investment of $1,000 invested at the beginning of the six-month period ended October 31, 2006 and held for the entire six-month period.
Actual Expenses
The first line of the tables below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled ‘‘Expenses Paid During Period’’ to estimate the expenses you paid on your account during this period.
Hypothetical Example for Comparison Purposes
The second line of the tables below provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.
EXAMPLE

			Expenses
			Paid
	Beginning	Ending	During
	Account	Account	Period*
	Value	Value	5/1/06 -
	5/1/06	10/31/06	10/31/06

Class A
Actual	$1,000.00	$1,025.40	$8.17
Hypothetical (5% average annual return before expenses)	1,000.00	1,017.14	8.13
Class B
Actual	1,000.00	1,022.90	10.96
Hypothetical (5% average annual return before expenses)	1,000.00	1,014.37	10.92
Class C
Actual	1,000.00	1,022.60	10.96
Hypothetical (5% average annual return before expenses)	1,000.00	1,014.37	10.92
Class Y
Actual	1,000.00	1,028.40	5.88
Hypothetical (5% average annual return before expenses)	1,000.00	1,019.41	5.85

* Expenses are equal to the Fund’s Class A, Class B, Class C and Class Y shares annualized expense ratios of 1.60%, 2.15%, 2.15%, and 1.15%, respectively, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period).

AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND

FUND ADVISER
➢ GAMCO Asset Management, Inc.

PERFORMANCE RESULTS

Growth of a $10,000 Investment
2/28/01–10/31/06
Investment in Class A Shares

Annualized Total Returns as of 10/31/06 Without Sales
Charges

	1	5	Since
	Year	Years	Incept.*
Class A Shares	14.73%	7.71%	6.44%
Class B Shares	14.02	7.10	5.84
Class C Shares	14.11	7.12	5.86
Class Y Shares	15.23	8.22	6.92
S&P 500 Index	16.33	7.25	3.62

*Date of inception 2/28/01.
Returns for periods greater than one year are annualized

Annualized Total Returns as of 10/31/06 With Sales Charges

	1	5	Since
	Year	Years	Incept.*
Class A Shares	9.28%	6.66%	5.53%
Class B Shares	9.02	6.80	5.70
Class C Shares	13.11	7.12	5.86
S&P 500 Index	16.33	7.25	3.62

*Date of inception 2/28/01.
Returns for periods greater than one year are annualized

Annualized Total Returns as of 9/30/06 With Sales Charges

	1	5	Since
	Year	Years	Incept.*
Class A Shares	4.82%	6.16%	5.17%
Class B Shares	4.41	6.28	5.36
Class C Shares	8.50	6.61	5.51
S&P 500 Index	10.78	6.97	3.08

*Date of inception 2/28/01.
Returns for periods greater than one year are annualized
Past performance is not indicative of future results. Performance information shown above does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Please see “Notes on Performance.”
Performance information is as of the date shown. Most recent month-end performance results are available on-line at www.axaenterprise.com.
PERFORMANCE SUMMARY
The Fund’s Class A shares returned 14.73% for the year ended October 31, 2006. The Fund’s benchmark, the S&P 500 Index, returned 16.33% over the same period.
Fund Highlights
Fiscal Year Ended October 31, 2006
What helped performance over the year
•	The potential deals portion of the Fund had particularly strong returns.

•	Gaming stocks were among the best performers, led by Aztar (owner of the Tropicana Resorts), which was the subject of a bidding war. Dover Downs Gaming & Entertainment rose sharply.

•	This October, the Dolan family announced it would take Cablevision private, after already making a cash distribution in April of this year. The company provides cable TV, Internet and telephone service to over three million subscribers in the lucrative New York metropolitan area.

•	Commonwealth Telephone announced it would be acquired by Citizens Communications.
What hurt performance over the year
•	Advo, which was to be acquired by Valassis Communications, was a rare “busted” deal. Valassis filed suit to rescind the merger agreement, claiming Advo had fraudulently represented their business forecasts.

•	Several newspaper and broadcasting stocks that could be potential acquisition targets suffered as the Internet becomes a magnet for more advertising dollars.
Advisor Outlook
Leveraged buyout groups are playing a prominent role in deals this year, and are still awash with the cash necessary to continue the robust pace of deals. Corporate buyers are similarly active. In our view, all the ingredients remain in place for a strong deal environment. Low energy prices and the moderation of interest rates have led to positive market trends. Cross border transactions have become more common as corporations seek global scale in order to compete in a global marketplace. Shareholder activism is a catalyst for corporate managements to consider deals. In sum, we expect the following year to be very positive for potential deal activity.

AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND

Sector Weightings	% of
as of 10/31/06	Net Assets
Consumer Discretionary	15.4%
Industrials	11.1
Health Care	9.0
Energy	8.2
Utilities	7.5
Information Technology	7.2
Consumer Staples	6.6
Financials	4.3
Telecommunication Services	4.3
Materials	4.2
Cash and Other	22.2

Total	100.0%

UNDERSTANDING YOUR EXPENSES:
As a shareholder of the Fund, you incur two types of costs: (1)transaction costs, including applicable sales charges and redemption fees; and (2) ongoing costs, including management fees, distribution (12b-1) fees (in the case of Class A, Class B and Class C shares of the Corporation), and other Fund expenses. These examples are intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.
The examples are based on an investment of $1,000 invested at the beginning of the six-month period ended October 31, 2006 and held for the entire six-month period.
Actual Expenses
The first line of the tables below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled ''Expenses Paid During Period’’ to estimate the expenses you paid on your account during this period.
Hypothetical Example for Comparison Purposes
The second line of the tables below provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.
Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.
EXAMPLE

			Expenses
			Paid
	Beginning	Ending	During
	Account	Account	Period*
	Value	Value	5/1/06 -
	5/1/06	10/31/06	10/31/06

Class A
Actual	$1,000.00	$1,043.40	$8.60
Hypothetical (5% average annual return before expenses)	1,000.00	1,016.79	8.49
Class B
Actual	1,000.00	1,040.30	11.42
Hypothetical (5% average annual return before expenses)	1,000.00	1,014.01	11.27
Class C
Actual	1,000.00	1,041.10	11.42
Hypothetical (5% average annual return before expenses)	1,000.00	1,014.01	11.27
Class Y
Actual	1,000.00	1,045.70	6.29
Hypothetical (5% average annual return before expenses)	1,000.00	1,019.06	6.21

* Expenses are equal to the Fund’s Class A, Class B, Class C and Class Y shares annualized expense ratios of 1.67%, 2.22%, 2.22% and 1.22%, respectively, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period).

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE GROWTH FUND
PORTFOLIO OF INVESTMENTS
October 31, 2006

	Number of	Value
	Shares	(Note 1)

COMMON STOCKS:
Consumer Discretionary (8.6%)
Hotels, Restaurants & Leisure (5.9%)
McDonald’s Corp.^	623,100	$26,120,352
Starbucks Corp.*^	1,093,400	41,275,850

		67,396,202

Media (1.2%)
McGraw-Hill Cos., Inc.	207,200	13,296,024

Multiline Retail (1.5%)
Kohl’s Corp.*	234,400	16,548,640

Total Consumer Discretionary		97,240,866

Consumer Staples (20.3%)
Beverages (5.6%)
Coca-Cola Co.^	374,300	17,487,296
PepsiCo, Inc.	715,100	45,365,944

		62,853,240

Food & Staples Retailing (5.8%)
Costco Wholesale Corp.^	569,400	30,394,572
Walgreen Co.	815,000	35,599,200

		65,993,772

Household Products (8.2%)
Colgate-Palmolive Co.	583,300	37,313,701
Procter & Gamble Co.	870,644	55,190,123

		92,503,824

Personal Products (0.7%)
Estee Lauder Cos., Inc., Class A	187,500	7,573,125

Total Consumer Staples		228,923,961

Energy (14.1%)
Energy Equipment & Services (12.2%)
Baker Hughes, Inc.	534,400	36,900,320
Halliburton Co.	1,412,600	45,697,610
Schlumberger Ltd.	872,400	55,030,992

		137,628,922

Oil, Gas & Consumable Fuels (1.9%)
Occidental Petroleum Corp.	451,700	21,202,798

Total Energy.		158,831,720

Financials (9.5%)
Capital Markets (3.2%)
Merrill Lynch & Co., Inc.^	418,400	36,576,528

Consumer Finance (3.3%)
American Express Co.	645,888	37,338,785

Insurance (3.0%)
American International Group, Inc.	502,800	33,773,076

Total Financials		107,688,389

Health Care (16.0%)
Biotechnology (5.3%)
Amgen, Inc.*	241,700	18,347,447
Genentech, Inc.*	497,000	41,400,100

		59,747,547

Health Care Equipment & Supplies (3.6%)
Stryker Corp.^	776,700	40,613,643

Health Care Providers & Services (2.6%)
Caremark Rx, Inc.	612,300	30,143,529

Pharmaceuticals (4.5%)
Abbott Laboratories	330,100	15,683,051
Eli Lilly & Co.	622,300	34,855,023

		50,538,074

Total Health Care		181,042,793

	Number of	Value
	Shares	(Note 1)

Industrials (7.9%)
Electrical Equipment (1.0%)
Emerson Electric Co.	132,200	$11,157,680

Industrial Conglomerates (6.1%)
3M Co.	224,500	17,699,580
General Electric Co.	1,457,600	51,176,336

		68,875,916

Machinery (0.8%)
Caterpillar, Inc.	161,700	9,816,807

Total Industrials		89,850,403

Information Technology (21.4%)
Communications Equipment (6.9%)
QUALCOMM, Inc.	950,000	34,570,500
Research In Motion Ltd.*^	366,900	43,103,412

		77,673,912

Computers & Peripherals (7.0%)
Apple Computer, Inc.*^	431,000	34,945,480
Hewlett-Packard Co.	1,154,900	44,740,826

		79,686,306

Internet Software & Services (4.0%)
Google, Inc., Class A*	94,700	45,114,133

IT Services (3.5%)
Paychex, Inc.^	1,010,600	39,898,488

Total Information Technology		242,372,839

Total Common Stocks (97.8%)
(Cost $965,458,152)		1,105,950,971

	Principal
	Amount

SHORT-TERM INVESTMENTS:
Short-Term Investment of Cash Collateral for Securities Loaned (5.2%)
Cantor Fitzgerald & Co., Repurchase Agreement 5.31%, 11/1/06 (r)	$58,410,325	58,410,325

Time Deposit (1.9%)
JPMorgan Chase Nassau 4.77%, 11/1/06	21,257,287	21,257,287

Total Short-Term Investments (7.1%)
(Amortized Cost $79,667,612)		79,667,612

Total Investments (104.9%)
(Cost/Amortized Cost $1,045,125,764)		1,185,618,583
Other Assets Less Liabilities (-4.9%)		(55,375,751)

Net Assets (100%)		$1,130,242,832

*	Non-income producing.

^	All, or a portion of security out on loan (See Note 1).

(r)	The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this portfolio of investments.

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE GROWTH FUND
PORTFOLIO OF INVESTMENTS (Concluded)
October 31, 2006

Investment security transactions for the year ended October 31, 2006 were as follows:

Cost of Purchases:
Stocks and long-term corporate debt securities	$815,043,058
Net Proceeds of Sales and Redemptions:
Stocks and long-term corporate debt securities	$1,104,040,432
As of October 31, 2006, the gross unrealized appreciation (depreciation) of investments based on the aggregate cost of investments for Federal income tax purposes was as follows:

Aggregate gross unrealized appreciation	$161,380,499
Aggregate gross unrealized depreciation	(21,158,796)

Net unrealized appreciation	$140,221,703

Federal income tax cost of investments	$1,045,396,880

At October 31, 2006, the Fund had loaned securities with a total value $57,393,619 which was secured by collateral of $58,410,325 which was received as cash and subsequently invested in short-term investments as reported in the portfolio of investments.
For the year ended October 31, 2006, the Fund incurred approximately $48,323 as brokerage commissions with Sanford C. Bernstein & Co., Inc., an affiliated broker/dealer.
The Fund has a net capital loss carryforward of $91,094,666 of which $30,354,133 expires in the year 2010, $60,740,533 expires in the year 2011. The Fund utilized $97,462,974 in capital loss carryforward during the fiscal year ended October 31, 2006.

See Notes to Financial Statements.

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND
PORTFOLIO OF INVESTMENTS
October 31, 2006

	Number of	Value
	Shares	(Note 1)

COMMON STOCKS:
Consumer Discretionary (15.4%)
Auto Components (0.4%)
Beru AG	14,000	$1,402,709
Dana Corp	50,000	80,500
Modine Manufacturing Co.	15,000	357,150
Proliance International, Inc.*^	4,713	20,360
Tenneco, Inc.*	3,000	68,100

		1,928,819

Diversified Consumer Services (0.7%)
Alderwoods Group, Inc.*	200,000	3,978,000
Career Education Corp.*	10,000	222,800

		4,200,800

Hotels, Restaurants & Leisure (3.9%)
Aztar Corp.*	142,000	7,606,940
Churchill Downs, Inc.	42,000	1,781,640
Dover Downs Gaming & Entertainment, Inc.	8,311	117,767
Dover Motorsports, Inc.	100,000	528,000
Harrah’s Entertainment, Inc	100,000	7,433,000
Ladbrokes plc.	275,500	2,146,453
London Clubs International plc*	450,000	1,154,363
Lone Star Steakhouse & Saloon, Inc.^	50,000	1,365,000

		22,133,163

Household Durables (0.9%)
Fedders Corp.*	25,000	27,750
Nobility Homes, Inc.	2,000	54,020
Skyline Corp.	12,000	473,880
Yankee Candle Co., Inc.	130,000	4,400,500

		4,956,150

Internet & Catalog Retail (0.2%)
IAC/InterActiveCorp*	10,000	309,800
Liberty Media Corp., Interactive Class A*	40,000	882,800

		1,192,600

Leisure Equipment & Products (0.0%)
Fairchild Corp., Class A*	60,000	151,800

Media (8.8%)
Acme Communications, Inc.*	66,000	348,480
ADVO, Inc.	22,000	645,920
Cablevision Systems Corp. –New York Group, Class A	369,000	10,254,510
CBS Corp., Class A	80,000	2,317,600
Crown Media Holdings, Inc., Class A*^	95,000	379,050
Discovery Holding Co., Class A*^	40,000	593,600
Dow Jones & Co., Inc.^	55,000	1,929,950
E.W. Scripps Co., Class A^	6,000	296,760
Emmis Communications Corp., Class A*	70,000	863,800
Fisher Communications, Inc.*	40,000	1,681,600
Granite Broadcasting Corp.*	60,000	6,600
Gray Television, Inc.^	20,000	129,000
Interactive Data Corp.*	5,000	114,200
Interep National Radio Sales, Inc., Class A*	20,000	8,400
ION Media Networks, Inc.*	340,000	268,600
Liberty Media Corp., Capital Series Class A*	35,000	3,117,100
Lin TV Corp., Class A*	140,000	1,150,800
McClatchy Co., Class A	35,000	1,517,250
Media General, Inc., Class A	35,000	1,298,500
PagesJaunes Groupe S.A. †	100,000	3,001,975
Primedia, Inc.*^	235,000	397,150

	Number of	Value
	Shares	(Note 1)

Salem Communications Corp., Class A	35,000	$465,150
Shaw Communications, Inc., Class B	15,000	491,850
Sinclair Broadcast Group, Inc., Class A	80,000	721,600
Tribune Co.^	140,000	4,666,200
Triple Crown Media, Inc.*	10,000	70,500
Univision Communications, Inc., Class A*	305,000	10,693,300
Vivendi S.A.	30,000	1,136,079
Warner Music Group Corp	40,000	1,037,200
Young Broadcasting, Inc., Class A*	120,000	279,600

		49,882,324

Multiline Retail (0.0%)
Saks, Inc.^	3,000	58,020

Specialty Retail (0.5%)
CSK Auto Corp.*	68,000	1,060,800
Midas, Inc.*	70,000	1,444,100
Pier 1 Imports, Inc.^	55,000	359,700

		2,864,600

Total Consumer Discretionary		87,368,276

Consumer Staples (6.6%)
Beverages (0.3%)
Pernod-Ricard S.A.	8,000	1,602,075

Food & Staples Retailing (0.6%)
BJ’s Wholesale Club, Inc.*	1,000	28,650
Pathmark Stores, Inc.*	10,000	101,300
Spartan Stores, Inc	8,000	165,440
SUPERVALU, Inc	40,000	1,336,000
Topps Co., Inc.^	210,000	1,833,300

		3,464,690

Food Products (4.8%)
Cadbury Schweppes plc (ADR)^	30,000	1,217,700
Campbell Soup Co.^	12,000	448,560
Delta & Pine Land Co	120,000	4,861,200
Flowers Foods, Inc	6,000	163,020
Gold Kist, Inc.*	340,000	6,735,400
Griffin Land & Nurseries, Inc.*	28,875	809,077
Groupe Danone (ADR)^	125,000	3,923,750
H.J. Heinz Co	70,000	2,951,200
Premium Standard Farms, Inc.	165,000	3,174,600
Sara Lee Corp.	100,000	1,710,000
Tootsie Roll Industries, Inc.^	50,000	1,589,000

		27,583,507

Personal Products (0.9%)
Alberto-Culver Co	100,000	5,081,000

Total Consumer Staples		37,731,272

Energy (8.2%)
Energy Equipment & Services (2.0%)
NS Group, Inc.*^	75,000	4,902,000
RPC, Inc.^	35,000	760,200
Veritas DGC, Inc.*	80,000	5,760,800

		11,423,000

Oil, Gas & Consumable Fuels (6.2%)
Anadarko Petroleum Corp	30,000	1,392,600
Chevron Corp	10,000	672,000
Devon Energy Corp.	5,000	334,200
Energy Partners Ltd.*^	105,000	2,565,150
Giant Industries, Inc.*	75,000	6,073,500
James River Coal Co.*^	87,000	1,014,420
Kinder Morgan, Inc	175,000	18,392,500
Occidental Petroleum Corp.	12,000	563,280
Pioneer Natural Resources Co	10,000	407,300
Shell Canada Ltd	30,000	1,145,968

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND
PORTFOLIO OF INVESTMENTS (Continued)
October 31, 2006

	Number of	Value
	Shares	(Note 1)

Stone Energy Corp.*	67,000	$2,610,990

		35,171,908

Total Energy		46,594,908

Financials (4.3%)
Capital Markets (1.2%)
Ameriprise Financial, Inc.	5,000	257,500
BKF Capital Group, Inc.*^	65,000	227,500
Deutsche Bank AG (Registered)	12,000	1,516,200
Mellon Financial Corp.	10,000	388,000
SWS Group, Inc.	160,000	4,446,400

		6,835,600

Commercial Banks (1.0%)
First Republic Bank/California	7,500	292,050
Mercantile Bankshares Corp	120,000	5,409,600
Republic Bancorp, Inc./Michigan	20,000	267,600

		5,969,250

Consumer Finance (0.2%)
American Express Co	20,000	1,156,200

Insurance (0.3%)
Argonaut Group, Inc.*	9,000	306,090
CNA Surety Corp.*	65,000	1,322,100

		1,628,190

Real Estate Investment Trusts (REITs) (1.3%)
Glenborough Realty Trust, Inc. (REIT)	90,000	2,338,200
Global Signal, Inc. (REIT)	26,000	1,411,800
Kimco Realty Corp. (REIT)	18,024	800,806
Longview Fibre Co. (REIT)	2,359	49,681
Reckson Associates Realty Corp. (REIT)	28,000	1,235,360
Sizeler Property Investors, Inc. (REIT)^	100,000	1,520,000
Trustreet Properties, Inc. (REIT)	2,000	33,940

		7,389,787

Thrifts & Mortgage Finance (0.3%)
Flushing Financial Corp	35,000	615,650
New York Community Bancorp, Inc.^	20,000	327,000
NewAlliance Bancshares, Inc.	50,000	774,000

		1,716,650

Total Financials		24,695,677

Health Care (9.0%)
Biotechnology (4.8%)
ICOS Corp.*^	408,000	12,941,760
Myogen, Inc.*	230,000	12,029,000
Sirna Therapeutics, Inc.*	200,000	2,526,000

		27,496,760

Health Care Equipment & Supplies (2.3%)
Advanced Medical Optics, Inc.*	8,000	326,800
Biomet, Inc.	37,000	1,400,080
Biosite, Inc.*^	22,000	1,010,460
Cholestech Corp.*	6,000	92,820
CONMED Corp.*^	50,000	1,109,500
DJO, Inc.*^	6,000	241,380
Encore Medical Corp.*	20,000	130,200
Exactech, Inc.*	62,000	838,240
ICU Medical, Inc.*^	18,000	760,500
Intermagnetics General Corp.*	140,000	3,829,000
Kensey Nash Corp.*	25,000	760,250
Lifecore Biomedical, Inc.*	80,000	1,285,600
Orthofix International N.V.*	4,000	178,160
Osteotech, Inc.*	13,000	67,860
Regeneration Technologies, Inc.*^	105,000	668,850
Thoratec Corp.*^	4,000	63,000

	Number of	Value
	Shares	(Note 1)

Young Innovations, Inc	2,000	$72,180

		12,834,880

Health Care Providers & Services (0.2%)
Chemed Corp	3,000	106,470
HCA, Inc.	17,000	858,840

		965,310

Health Care Technology (0.6%)
AMICAS, Inc.*^	115,000	362,250
IMS Health, Inc	105,000	2,924,250

		3,286,500

Life Sciences Tools & Services (0.1%)
Bio-Rad Laboratories, Inc.,
Class A*	500	36,710
Thermo Electron Corp.*	10,000	428,700

		465,410

Pharmaceuticals (1.0%)
Allergan, Inc	15,218	1,757,679
Andrx Corp.*	65,000	1,598,350
Anormed, Inc.*	4,000	53,760
Bristol-Myers Squibb Co.	20,000	495,000
CNS, Inc.	500	18,525
Collagenex Pharmaceuticals, Inc.*	5,000	58,000
Schwarz Pharma AG	16,000	1,868,168

		5,849,482

Total Health Care		50,898,342

Industrials (11.1%)
Aerospace & Defense (1.4%)
Herley Industries, Inc.*	225,000	3,321,000
Honeywell International, Inc	100,000	4,212,000
Safran S.A	5,760	130,347

		7,663,347

Building Products (0.8%)
Griffon Corp.*^	50,000	1,229,500
Jacuzzi Brands, Inc.*	275,600	3,414,684

		4,644,184

Commercial Services & Supplies (1.5%)
ADESA, Inc	43,200	1,086,048
ARAMARK Corp., Class B	150,000	5,014,500
R.R. Donnelley & Sons Co	20,000	677,200
Republic Services, Inc	30,000	1,230,300
Rollins, Inc.^	5,250	113,610
School Specialty, Inc.*^	10,000	391,600

		8,513,258

Electrical Equipment (1.4%)
American Power Conversion Corp.	5,000	151,150
Belden CDT, Inc.	53,000	1,918,600
Cooper Industries Ltd., Class A	14,000	1,252,300
SL Industries, Inc.*	65,000	1,211,600
Thomas & Betts Corp.*	70,000	3,607,100

		8,140,750

Industrial Conglomerates (1.6%)
Sequa Corp., Class A*	20,000	2,122,200
Sequa Corp., Class B*	6,000	637,260
Tyco International Ltd.	220,000	6,474,600

		9,234,060

Machinery (4.1%)
Ampco-Pittsburgh Corp.	7,000	232,400
Baldwin Technology Co.*	67,500	345,600
CIRCOR International, Inc	40,000	1,318,800
Flowserve Corp.*	33,000	1,749,000
ITT Corp	70,000	3,807,300
JLG Industries, Inc.	250,000	6,912,500
Navistar International Corp.*^	100,000	2,773,000
SIG Holding AG (Registered)*	5,000	1,461,189
Tennant Co	105,000	2,903,250

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND
PORTFOLIO OF INVESTMENTS (Continued)
October 31, 2006

	Number of	Value
	Shares	(Note 1)

Watts Water Technologies, Inc., Class A^	40,000	$1,488,800

		22,991,839

Trading Companies & Distributors (0.3%)
Kaman Corp.	80,000	1,631,200

Total Industrials		62,818,638

Information Technology (7.2%)
Communications Equipment (0.6%)
Andrew Corp.*	100,000	926,000
Lucent Technologies, Inc.*	350,000	850,500
Stratos International, Inc.*^	230,000	1,499,600

		3,276,100

Electronic Equipment & Instruments (2.9%)
Excel Technology, Inc.*	96,000	2,434,560
Metrologic Instruments, Inc.*	120,000	2,192,400
Symbol Technologies, Inc.	795,000	11,869,350

		16,496,310

Internet Software & Services (0.0%)
Netratings, Inc.*	2,000	34,800

IT Services (0.1%)
Computer Sciences Corp.*	10,000	528,500
Kanbay International, Inc.*	2,000	56,800

		585,300

Semiconductors & Semiconductor Equipment (0.4%)
Freescale Semiconductor, Inc., Class A*	40,000	1,574,800
MoSys, Inc.*^	75,000	568,500

		2,143,300

Software (3.2%)
Borland Software Corp.*	172,000	949,440
FalconStor Software, Inc.*^	115,000	903,900
GSE Systems, Inc.*	2,830	9,339
Intergraph Corp.*^	60,000	2,621,400
Mercury Interactive Corp.*	150,000	7,794,000
Mobius Management Systems, Inc.*	55,000	379,500
Open Solutions, Inc.*^	150,000	5,605,500

		18,263,079

Total Information Technology		40,798,889

Materials (4.2%)
Chemicals (2.7%)
Ashland, Inc.	65,000	3,841,500
Bairnco Corp.^	60,000	778,800
Ferro Corp.^	80,000	1,577,600
Hercules, Inc.*	100,000	1,820,000
Huntsman Corp.*	15,000	259,050
MacDermid, Inc.	100,000	3,345,000
Sensient Technologies Corp.	150,000	3,457,500

		15,079,450

Containers & Packaging (0.5%)
Greif, Inc., Class A	30,000	2,811,300
Myers Industries, Inc.	15,000	271,800

		3,083,100

Metals & Mining (1.0%)
Aleris International, Inc.*^	21,000	1,081,710
Barrick Gold Corp.	110,000	3,410,000
Eramet	1,000	166,564
Gold Fields Ltd. (ADR)	30,000	502,800
NovaGold Resources, Inc.*	50,000	789,000

		5,950,074

Total Materials		24,112,624

	Number of	Value
	Shares	(Note 1)

Telecommunication Services (4.3%)
Diversified Telecommunication Services (1.7%)
Cincinnati Bell, Inc.*	219,100	$1,027,579
Commonwealth Telephone Enterprises, Inc.	45,850	1,919,281
D&E Communications, Inc.	34,400	476,440
Embarq Corp.	12,000	580,200
Hector Communications Corp.	40,000	1,451,200
Portugal Telecom SGPS S.A. (Registered)	320,000	3,986,296
Qwest Communications International, Inc.*	40,000	345,200

		9,786,196

Wireless Telecommunication Services (2.6%)
Centennial Communications Corp.	30,000	154,800
Dobson Communications Corp.*^	17,000	131,920
Millicom International Cellular S.A.*^	7,000	349,160
Price Communications Corp.*	100,000	1,965,000
Rogers Communications, Inc., Class B	5,000	299,100
Rural Cellular Corp., Class A*	18,000	190,260
Sprint Nextel Corp.	250,000	4,672,500
Telesystem International Wireless, Inc.^†	30,000	—
U.S. Cellular Corp.*	112,000	7,101,920

		14,864,660

Total Telecommunication Services		24,650,856

Utilities (7.5%)
Electric Utilities (2.4%)
DPL, Inc.	60,000	1,723,200
Duquesne Light Holdings, Inc.	117,000	2,320,110
Endesa S.A.	184,000	8,158,634
Northeast Utilities	60,000	1,500,600

		13,702,544

Gas Utilities (0.5%)
Cascade Natural Gas Corp.^	40,000	1,029,600
Laclede Group, Inc.^	1,000	35,630
Peoples Energy Corp.	10,000	436,900
SEMCO Energy, Inc.*	70,000	399,000
Southwest Gas Corp.^	30,000	1,076,400

		2,977,530

Independent Power Producers & Energy Traders (0.1%)
Mirant Corp.*	2,032	60,086
NRG Energy, Inc.*	13,000	625,950

		686,036

Multi-Utilities (3.5%)
CH Energy Group, Inc.^	13,000	676,260
Energy East Corp.	2,000	48,620
KeySpan Corp.	295,000	11,971,100
NorthWestern Corp.	150,000	5,307,000
NSTAR	40,000	1,391,600
Public Service Enterprise Group, Inc.	10,000	610,500
Suez S.A. (VVPR)*	60,000	766

		20,005,846

Water Utilities (1.0%)
AWG plc	180,000	5,496,313

Total Utilities		42,868,269

Total Common Stocks (77.8%)
(Cost $412,203,508)		442,537,751

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND PORTFOLIO OF INVESTMENTS
(Concluded) October 31, 2006

	Number of	Value
	Warrants	(Note 1)

WARRANTS:
Utilities (0.0%)
Independent Power Producers & Energy Traders (0.0%)
Mirant Corp., Series A, expiring 1/3/11* (Cost $8,797)	6,526	$74,461

	Principal
	Amount

SHORT-TERM INVESTMENTS:
Government Securities (12.2%)
U.S. Treasury Bills
4.85%, 12/28/06 (p)	$35,000,000	34,728,679
4.99%, 3/29/07 (p)	35,000,000	34,291,355

Total Government Securities		69,020,034

Short-Term Investment of Cash Collateral for Securities Loaned (4.9%)
Cantor Fitzgerald & Co.,
Repurchase Agreement
5.31%, 11/1/06 (r)	27,928,912	27,928,912

Time Deposit (8.1%)
JPMorgan Chase Nassau
4.77%, 11/1/06	46,106,349	46,106,349

Total Short-Term Investments (25.2%)
(Cost/Amortized Cost $143,080,757)		143,055,295

Total Investments (103.0%)
(Cost/Amortized Cost $555,293,062)		585,667,507
Other Assets Less Liabilities (-3.0%)		(17,011,663)

Net Assets (100%)		$568,655,844

*	Non-income producing.

^	All, or a portion of security out on loan (See Note 1).

†	Securities (totaling $3,001,975 or 0.53% of net assets) valued at fair value.

(p)	Yield to maturity.

(r)	The repurchase agreement is fully collateralized by U.S. government and/or agency obligations based on market prices at the date of this portfolio of investments.

Glossary:
ADR	—	American Depositary Receipt
VVPR	—	Verlaagde Vooheffing Precompte Reduit

Investment security transactions for the year ended October 31, 2006 were as follows:

Cost of Purchases:
Stocks and long-term corporate debt securities	$885,177,746
Net Proceeds of Sales and Redemptions:
Stocks and long-term corporate debt securities	$790,804,106
As of October 31, 2006, the gross unrealized appreciation (depreciation) of investments based on the aggregate cost of investments for Federal income tax purposes was as follows:

Aggregate gross unrealized appreciation.	$41,290,673
Aggregate gross unrealized depreciation.	(12,178,037)

Net unrealized appreciation	$29,112,636

Federal income tax cost of investments	$556,554,871

At October 31, 2006, the Fund had loaned securities with a total value of $83,409,907. This was secured by collateral of $27,928,912 which was received as cash and subsequently invested in short-term investments as reported in the portfolio of investments. The remaining collateral of $57,250,112 was received in the form of short-term pooled securities, which the Fund cannot sell or repledge and accordingly are not reflected in the Fund’s assets and liabilities.
For the year ended October 31, 2006, the Fund incurred approximately $449,142 as brokerage commissions with Gabelli & Co., an affiliated broker/dealer.
See Notes to Financial Statements.

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE GROWTH FUND

STATEMENT OF ASSETS AND LIABILITIES
October 31, 2006
ASSETS
Investments at value (Cost $1,045,125,764) (Securities on loan at market value $57,393,619)	$1,185,618,583
Receivable for Fund shares sold	6,588,642
Receivable for securities sold	5,090,916
Dividends, interest and other receivables	1,011,191
Other assets	128,952

Total assets	1,198,438,284

LIABILITIES
Collateral held for loaned securities	58,410,325
Payable for Fund shares redeemed	7,591,628
Investment management fees payable	579,322
Distribution fees payable	111,627
Administrative fees payable	73,970
Directors’ fees payable	12,097
Accrued expenses	1,416,483

Total liabilities	68,195,452

NET ASSETS	$1,130,242,832

Net assets were comprised of:
Paid in capital	$1,081,118,567
Accumulated net investment loss	(2,771)
Accumulated net realized loss	(91,365,783)
Unrealized appreciation on investments	140,492,819

Net assets	$1,130,242,832

Class A
Net asset value and redemption price per share, $735,635,451 / 40,457,510 shares outstanding (200,000,000 shares authorized: $0.001 par value)	$18.18
Maximum sales charge (4.75% of offering price)	0.91

Maximum offering price to public	$19.09

Class B
Net asset value and offering price per share, $212,404,583 / 12,525,983 shares outstanding (100,000,000 shares authorized: $0.001 par value)	$16.96

Class C
Net asset value and offering price per share, $133,146,502 / 7,742,516 shares outstanding (100,000,000 shares authorized: $0.001 par value)	$17.20

Class Y
Net asset value, offering and redemption price per share, $49,056,296 / 2,555,508 shares outstanding (100,000,000 shares authorized: $0.001 par value)	$19.20

STATEMENT OF OPERATIONS
For the Year Ended October 31, 2006
INVESTMENT INCOME
Dividends	$14,668,757
Interest	1,745,336
Securities lending (net)	38,271

Total income	16,452,364

EXPENSES
Investment management fees	9,012,147
Transfer agent fees	3,581,000
Administrative fees	718,550
Printing and mailing expenses	453,338
Directors’ fees	266,523
Professional fees	231,862
Custodian fees	6,000
Distribution fees –Class A	3,544,277
Distribution fees –Class B	2,591,225
Distribution fees –Class C	1,480,331
Miscellaneous	450,860

Gross expenses	22,336,113
Less: Waiver from investment advisor	(424,709)
Fees paid indirectly	(168,186)

Net expenses	21,743,218

NET INVESTMENT LOSS	(5,290,854)

REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain on securities	98,964,061
Net change in unrealized depreciation on securities	(7,375,676)

NET REALIZED AND UNREALIZED GAIN	91,588,385

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$86,297,531

See Notes to Financial Statements.

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE GROWTH FUND

STATEMENT OF CHANGES IN NET ASSETS	Year Ended October 31,
	2006	2005
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS:
Net investment loss	$(5,290,854)	$(7,903,433)
Net realized gain on investments	98,964,061	121,129,013
Net change in unrealized appreciation (depreciation) on investments	(7,375,676)	8,737,546

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	86,297,531	121,963,126

CAPITAL SHARES TRANSACTIONS:
Class A
Capital shares sold [ 8,036,680 and 11,177,429 shares, respectively ]	140,575,853	184,041,370
Capital shares redeemed [ (18,141,046) and (22,178,126) shares, respectively ]	(316,157,946)	(365,657,793)

Total Class A transactions	(175,582,093)	(181,616,423)

Class B
Capital shares sold [ 837,607 and 1,284,118 shares, respectively ]	13,678,098	19,859,839
Capital shares redeemed [ (7,389,247) and (8,785,198) shares, respectively ]	(120,612,425)	(136,163,803)

Total Class B transactions	(106,934,327)	(116,303,964)

Class C
Capital shares sold [ 668,977 and 1,251,594 shares, respectively ]	11,066,963	19,615,091
Capital shares redeemed [ (3,206,032) and (4,065,620) shares, respectively ]	(53,022,234)	(63,807,143)

Total Class C transactions	(41,955,271)	(44,192,052)

Class Y
Capital shares sold [ 596,416 and 867,032 shares, respectively ]	10,957,043	14,962,431
Capital shares redeemed [ (825,524) and (1,563,943) shares, respectively ]	(15,125,158)	(26,945,941)

Total Class Y transactions	(4,168,115)	(11,983,510)

NET DECREASE IN NET ASSETS RESULTING FROM CAPITAL SHARE TRANSACTIONS	(328,639,806)	(354,095,949)

TOTAL DECREASE IN NET ASSETS	(242,342,275)	(232,132,823)
NET ASSETS:
Beginning of year	1,372,585,107	1,604,717,930

End of year (a)	$1,130,242,832	$1,372,585,107

(a) Includes accumulated net investment loss of	$(2,771)	$(2,771)

See Notes to Financial Statements.

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND

STATEMENT OF ASSETS AND LIABILITIES
October 31, 2006
ASSETS
Investments at value (Cost $555,293,062)
(Securities on Loan at market value $83,409,907)	$585,667,507
Receivable for securities sold	26,275,719
Receivable for Fund shares sold	3,815,727
Dividends, interest and other receivables	673,609
Other assets	73,738

Total assets	616,506,300

LIABILITIES
Overdraft payable	1,825,881
Foreign overdraft payable	1,592,064
Collateral held for loaned securities	27,928,912
Payable for securities purchased	14,940,028
Payable for Fund shares redeemed	827,707
Investment management fees payable	412,619
Distribution fees payable	53,686
Administrative fees payable	29,673
Directors’ fees payable	5,906
Accrued expenses	233,980

Total liabilities	47,850,456

NET ASSETS	$568,655,844

Net assets were comprised of:
Paid in capital	$504,190,493
Accumulated undistributed net investment income	7,750,332
Accumulated undistributed net realized gain	26,339,395
Unrealized appreciation on investments and foreign currency translations	30,375,624

Net assets	$568,655,844

Class A
Net asset value and redemption price per share,
$289,464,253 / 22,710,478 shares outstanding
(200,000,000 shares authorized: $0.001 par value)	$12.75
Maximum sales charge (4.75% of offering price)	0.64

Maximum offering price to public	$13.39

Class B
Net asset value and offering price per share,
$53,664,817 / 4,330,030 shares outstanding
(100,000,000 shares authorized: $0.001 par value)	$12.39

Class C
Net asset value and offering price per share,
$143,710,668 / 11,592,680 shares outstanding
(100,000,000 shares authorized: $0.001 par value)	$12.40

Class Y
Net asset value and offering price per share,
$81,816,106 / 6,275,783 shares outstanding
(100,000,000 shares authorized: $0.001 par value)	$13.04

STATEMENT OF OPERATIONS
For the Year Ended October 31, 2006
INVESTMENT INCOME
Dividends (net of $389,468 foreign withholding tax)	$10,744,828
Interest	5,004,774
Securities lending (net)	110,968

Total income	15,860,570

EXPENSES
Investment management fees	3,990,177
Transfer agent fees	628,500
Administrative fees	256,803
Printing and mailing expenses	167,161
Custodian fees	63,000
Professional fees	98,138
Director’s fees	91,993
Distribution fees – Class A	1,026,255
Distribution fees – Class B	513,612
Distribution fees – Class C	1,178,949
Miscellaneous	184,342

Gross expenses	8,198,930
Less: Fees paid indirectly	(136,563)

Net expenses	8,062,367

NET INVESTMENT INCOME	7,798,203

REALIZED AND UNREALIZED GAIN
Realized gain on:
Securities	28,525,021
Foreign currency transactions	71,069

Net realized gain	28,596,090

Change in unrealized appreciation on:
Securities	24,338,287
Foreign currency translations	9,804

Net change in unrealized appreciation	24,348,091

NET REALIZED AND UNREALIZED GAIN	52,944,181

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$60,742,384

See Notes to Financial Statements.

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND

STATEMENT OF CHANGES IN NET ASSETS	Year Ended October 31,
	2006	2005
INCREASE IN NET ASSETS FROM OPERATIONS:
Net investment income	$7,798,203	$819,867
Net realized gain on investments and foreign currency transactions	28,596,090	13,916,191
Net change in unrealized appreciation on investments and foreign currency translations	24,348,091	2,254,651

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	60,742,384	16,990,709

DIVIDENDS AND DISTRIBUTIONS:
Dividends from net investment income
Class A	(1,732,031)	—
Class B	(168,837)	—
Class C	(349,323)	—
Class Y	(529,295)	—

	(2,779,486)	—

Distributions from net realized capital gains
Class A	(6,839,132)	(4,249,512)
Class B	(1,805,854)	(1,594,755)
Class C	(3,736,319)	(2,570,787)
Class Y	(1,355,074)	(446,324)

	(13,736,379)	(8,861,378)

TOTAL DIVIDENDS AND DISTRIBUTIONS	(16,515,865)	(8,861,378)

CAPITAL SHARES TRANSACTIONS:
Class A
Capital shares sold [ 12,113,187 and 8,761,604 shares, respectively ]	146,581,965	101,163,454
Capital shares issued in reinvestment of dividends and distributions [ 571,490 and 309,844 shares, respectively ]	6,510,647	3,507,584
Capital shares redeemed [ (6,050,230) and (3,690,939) shares, respectively ]	(72,732,551)	(42,595,462)

Total Class A transactions	80,360,061	62,075,576

Class B
Capital shares sold [ 697,393 and 894,126 shares, respectively ]	8,241,306	10,045,339
Capital shares issued in reinvestment of dividends and distributions [ 151,444 and 124,350 shares, respectively ]	1,685,625	1,374,637
Capital shares redeemed [ (932,049) and (715,599) shares, respectively ]	(10,964,645)	(8,066,325)

Total Class B transactions	(1,037,714)	3,353,651

Class C
Capital shares sold [ 4,194,712 and 3,576,762 shares, respectively ]	49,492,957	40,228,938
Capital shares issued in reinvestment of dividends and distributions [ 240,008 and 169,865 shares, respectively ]	2,671,277	1,880,407
Capital shares redeemed [ (1,744,184) and (1,321,712) shares, respectively ]	(20,404,702)	(14,849,134)

Total Class C transactions	31,759,532	27,260,211

Class Y
Capital shares sold [ 3,723,906 and 2,493,490 shares, respectively ]	46,004,720	29,283,082
Capital shares issued in reinvestment of dividends and distributions [ 71,165 and 17,615 shares, respectively ]	825,509	202,923
Capital shares redeemed [ (676,091) and (402,415) shares, respectively ]	(8,307,849)	(4,734,328)

Total Class Y transactions	38,522,380	24,751,677

NET INCREASE IN NET ASSETS RESULTING FROM CAPITAL SHARE TRANSACTIONS	149,604,259	117,441,115

TOTAL INCREASE IN NET ASSETS	193,830,778	125,570,446
NET ASSETS:
Beginning of year	374,825,066	249,254,620

End of year (a)	$568,655,844	$374,825,066

(a) Includes accumulated undistributed net investment income of	$7,750,332	$1,259,816

See Notes to Financial Statements.

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE GROWTH FUND
FINANCIAL HIGHLIGHTS

			Ten Months
	Year Ended October 31,		Ended October	Year Ended December 31,
Class A	2006(c)	2005(c)(e)	31, 2004(c)	2003(c)	2002(c)	2001(c)

Net asset value, beginning of period	$16.91	$15.61	$15.86	$13.64	$17.78	$20.52

Income (loss) from investment operations:
Net investment loss	(0.05)	(0.06)	(0.05)	(0.03)	(0.05)	(0.06)
Net realized and unrealized gain (loss) on investments	1.32	1.36	(0.20)	2.25	(4.09)	(2.68)

Total from investment operations	1.27	1.30	(0.25)	2.22	(4.14)	(2.74)

Redemption Fees	— #	— #	—	—	—	—

Net asset value, end of period	$18.18	$16.91	$15.61	$15.86	$13.64	$17.78

Total return (b)†	7.51%	8.33%	(1.58)%	16.28%	(23.28)%	(13.35)%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$735,635	$855,181	$961,077	$960,098	$689,196	$820,971
Ratio of expenses to average net assets:
After waivers (a)	1.60%	1.60%	1.55%	1.55%	1.58%	1.49%
After waivers and fees paid indirectly (a)	1.59%	1.59%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	1.63%	1.61%	1.55%	1.55%	1.58%	1.49%
Ratio of net investment loss to average net assets:
After waivers (a)	(0.28)%	(0.35)%	(0.35)%	(0.18)%	(0.30)%	(0.36)%
After waivers and fees paid indirectly (a)	(0.26)%	(0.34)%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	(0.31)%	(0.36)%	(0.35)%	(0.18)%	(0.30)%	(0.36)%
Portfolio turnover rate (f)	68%	51%	41%	38%	43%	52%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss	$0.01	$—	**	**	**	**

			Ten Months
	Year Ended October 31,		Ended October	Year Ended December 31,
Class B	2006(c)	2005(c)(e)	31, 2004(c)	2003(c)	2002(c)	2001(c)

Net asset value, beginning of period	$15.86	$14.72	$15.03	$13.00	$17.04	$19.76

Income (loss) from investment operations:
Net investment loss	(0.13)	(0.14)	(0.11)	(0.10)	(0.13)	(0.16)
Net realized and unrealized gain (loss) on investments	1.23	1.28	(0.20)	2.13	(3.91)	(2.56)

Total from investment operations	1.10	1.14	(0.31)	2.03	(4.04)	(2.72)

Redemption Fees	— #	— #	—	—	—	—

Net asset value, end of period	$16.96	$15.86	$14.72	$15.03	$13.00	$17.04

Total return (b)†	6.94%	7.74%	(2.06)%	15.62%	(23.71)%	(13.77)%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$212,405	$302,576	$391,307	$461,562	$426,757	$605,432
Ratio of expenses to average net assets:
After waivers (a)	2.15%	2.15%	2.10%	2.10%	2.12%	2.04%
After waivers and fees paid indirectly (a)	2.14%	2.14%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	2.18%	2.16%	2.10%	2.10%	2.12%	2.04%
Ratio of net investment loss to average net assets:
After waivers (a)	(0.82)%	(0.90)%	(0.90)%	(0.73)%	(0.85)%	(0.91)%
After waivers and fees paid indirectly (a)	(0.81)%	(0.89)%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	(0.85)%	(0.91)%	(0.90)%	(0.73)%	(0.85)%	(0.91)%
Portfolio turnover rate (f)	68%	51%	41%	38%	43%	52%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss.	$0.01	$—	**	**	**	**

See Notes to Financial Statements.

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE GROWTH FUND
FINANCIAL HIGHLIGHTS — (Continued)

			Ten Months
			Ended
	Year Ended October 31,		October	Year Ended December 31,
Class C	2006(c)	2005(c)(e)	31, 2004(c)	2003(c)	2002(c)	2001(c)

Net asset value, beginning of period	$16.08	$14.93	$15.24	$13.18	$17.27	$20.04

Income (loss) from investment operations:
Net investment loss.	(0.13)	(0.14)	(0.11)	(0.10)	(0.13)	(0.16)
Net realized and unrealized gain (loss) on investments	1.25	1.29	(0.20)	2.16	(3.96)	(2.61)

Total from investment operations	1.12	1.15	(0.31)	2.06	(4.09)	(2.77)

Redemption Fees	— #	— #	—	—	—	—

Net asset value, end of period	$17.20	$16.08	$14.93	$15.24	$13.18	$17.27

Total return (b)†	6.97%	7.70%	(2.03)%	15.63%	(23.68)%	(13.82)%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$133,147	$165,338	$195,473	$211,086	$174,419	$214,230
Ratio of expenses to average net assets:
After waivers (a)	2.15%	2.15%	2.10%	2.10%	2.13%	2.04%
After waivers and fees paid indirectly (a)	2.14%	2.14%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	2.18%	2.16%	2.10%	2.10%	2.13%	2.04%
Ratio of net investment loss to average net assets:
After waivers (a)	(0.83)%	(0.90)%	(0.90)%	(0.73)%	(0.85)%	(0.91)%
After waivers and fees paid indirectly (a)	(0.81)%	(0.89)%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	(0.86)%	(0.91)%	(0.90)%	(0.73)%	(0.85)%	(0.91)%
Portfolio turnover rate (f)	68%	51%	41%	38%	43%	52%
Effect of contractual expense limitation during the period:
Per share benefit to net investment loss	$0.01	$—	**	**	**	**

				Ten Months
				Ended
	Year Ended October 31,			October	Year Ended December 31,
Class Y	2006(c)		2005(c)(e)	31, 2004(c)	2003(c)	2002(c)	2001(c)

Net asset value, beginning of period	$17.77		$16.33	$16.53	$14.15	$18.37	$21.10

Income (loss) from investment operations:
Net investment income (loss)	0.03		0.02	0.01	(0.04)	0.02	0.02
Net realized and unrealized gain (loss) on investments	1.40		1.42	(0.21)	2.42	(4.24)	(2.75)

Total from investment operations	1.43		1.44	(0.20)	2.38	(4.22)	(2.73)

Redemption Fees	—		— #	—	—	—	—

Net asset value, end of period	$19.20		$17.77	$16.33	$16.53	$14.15	$18.37

Total return (b)	8.05%		8.82%	(1.21)%	16.82%	(22.97)%	(12.94)%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$49,056		$49,490	$56,861	$56,846	$41,255	$52,671
Ratio of expenses to average net assets:
After waivers (a)	1.15%		1.15%	1.10%	1.10%	1.13%	1.04%
After waivers and fees paid indirectly (a)	1.14%		1.14%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	1.18	%(e)	1.16%	1.10%	1.10%	1.13%	1.04%
Ratio of net investment income (loss) to average net assets:
After waivers (a)	0.17%		0.10%	0.10%	0.27%	0.15%	0.09%
After waivers and fees paid indirectly (a)	0.18%		0.11%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	0.13%		0.09%	0.10%	0.27%	0.15%	0.09%
Portfolio turnover rate (f)	68%		51%	41%	38%	43%	52%
Effect of contractual expense limitation during the period:
Per share benefit to net investment income	$0.01		$—	**	**	**	**

See Notes to Financial Statements.

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND
FINANCIAL HIGHLIGHTS — (Continued)

						February 28,
	Year Ended		Ten Months	Year Ended		2001* to
	October 31,		Ended October	December 31,		December 31,
Class A	2006(c)	2005(c)(e)	31, 2004(c)	2003(c)	2002(c)	2001(c)

Net asset value, beginning of period	$11.62	$11.26	$11.05	$9.70	$10.10	$10.00

Income (loss) from investment operations:
Net investment income (loss)	0.23	0.05	(0.03)	(0.06)	(0.02)	0.01
Net realized and unrealized gain (loss) on investments and foreign currency transactions	1.43	0.70	0.24	1.56	(0.31)	0.21

Total from investment operations	1.66	0.75	0.21	1.50	(0.33)	0.22

Less distributions:
Dividends from net investment income	(0.11)	—	—	—	—	—
Distributions from realized gains	(0.42)	(0.39)	—	(0.15)	(0.07)	(0.12)

Total dividends and distributions	(0.53)	(0.39)	—	(0.15)	(0.07)	(0.12)

Redemption fees	— #	— #	— #	—	—	—

Net asset value, end of period	$12.75	$11.62	$11.26	$11.05	$9.70	$10.10

Total return (b)†	14.73%	6.77%	1.90%	15.45%	(3.28)%	2.22%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$289,464	$186,769	$120,465	$67,912	$31,022	$23,876
Ratio of expenses to average net assets:
After waivers (a)	1.66%	1.71%	1.74%	1.76%	1.83%	1.90%
After waivers and fees paid indirectly (a)	1.63%	1.66%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	1.66%	1.71%	1.74%	1.76%	1.83%	2.11%
Ratio of net investment income (loss) to average net assets:
After waivers (a)	1.84%	0.42%	(0.33)%	(0.57)%	(0.16)%	0.16%
After waivers and fees paid indirectly (a)	1.87%	0.47%	N/A	N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	1.84%	0.42%	(0.33)%	(0.57)%	(0.16)%	(0.05)%
Portfolio turnover rate (f)	227%	183%	138%	233%	184%	238%
Effect of contractual expense limitation during the period:
Per share benefit to net investment income	$—	$—	**	**	**	**

							February 28,
	Year Ended		Ten Months		Year Ended		2001* to
	October 31,		Ended October		December 31,		December 31,
Class B	2006(c)	2005(c)(e)	31, 2004(c)		2003(c)	2002(c)	2001(c)

Net asset value, beginning of period	$11.31	$11.03	$10.87		$9.59	$10.05	$10.00

Income (loss) from investment operations:
Net investment income (loss)	0.15	(0.01)	(0.08)		(0.11)	(0.07)	(0.03)
Net realized and unrealized gain (loss) on investments and foreign currency transactions	1.39	0.68	0.24		1.54	(0.32)	0.20

Total from investment operations	1.54	0.67	0.16		1.43	(0.39)	0.17

Less distributions:
Dividends from net investment income	(0.04)	—	—		—	—	—
Distributions from realized gains	(0.42)	(0.39)	—		(0.15)	(0.07)	(0.12)

Total dividends and distributions	(0.46)	(0.39)	—		(0.15)	(0.07)	(0.12)

Redemption fees	— #	—	—	#	—	—	—

Net asset value, end of period	$12.39	$11.31	$11.03		$10.87	$9.59	$10.05

Total return (b)†	14.02%	6.17%	1.47%		14.90%	(3.89)%	1.72%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$53,665	$49,896	$45,335		$35,564	$23,554	$21,195
Ratio of expenses to average net assets:
After waivers (a)	2.21%	2.26%	2.29	%(e)	2.31%	2.38%	2.45%
After waivers and fees paid indirectly (a)	2.18%	2.21%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	2.21%	2.26%	2.29	%(e)	2.31%	2.38%	2.66%
Ratio of net investment income (loss) to average net assets:
After waivers (a)	1.27%	(0.13)%	(0.88)	%(e)	(1.12)%	(0.71)%	(0.37)%
After waivers and fees paid indirectly (a)	1.30%	(0.08)%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	1.27%	(0.13)%	(0.88)	%(e)	(1.12)%	(0.71)%	(0.58)%
Portfolio turnover rate (f)	227%	183%	138%		233%	184%	238%
Effect of contractual expense limitation during the period:
Per share benefit to net investment income (loss)	$—	$—	**		**	**	**

See Notes to Financial Statements.

THE ENTERPRISE GROUP OF FUNDS, INC.
AXA ENTERPRISE MERGERS AND ACQUISITIONS FUND
FINANCIAL HIGHLIGHTS — (Continued)

			Ten Months				February 28,
	Year Ended		Ended		Year Ended		2001* to
	October 31,		October 31,		December 31,		December 31,
Class C	2006(c)	2005(c)(e)	2004(c)		2003(c)	2002(c)	2001(c)

Net asset value, beginning of period	$11.31	$11.03	$10.87		$9.60	$10.05	$10.00

Income (loss) from investment operations:
Net investment income (loss)	0.15	(0.01)	(0.08)		(0.11)	(0.07)	(0.03)
Net realized and unrealized gain (loss) on investments and foreign currency transactions	1.40	0.68	0.24		1.53	(0.31)	0.20

Total from investment operations	1.55	0.67	0.16		1.42	(0.38)	0.17

Less distributions:
Dividends from net investment income	(0.04)	—	—		—	—	—
Distributions from realized gains	(0.42)	(0.39)	—		(0.15)	(0.07)	(0.12)

Total dividends and distributions	(0.46)	(0.39)	—		(0.15)	(0.07)	(0.12)

Redemption Fees	— #	— #	—	#	—	—	—

Net asset value, end of period	$12.40	$11.31	$11.03		$10.87	$9.60	$10.05

Total return (b)†	14.11%	6.17%	1.47%		14.78%	(3.79)%	1.72%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$143,711	$100,671	$71,454		$42,882	$18,229	$11,543
Ratio of expenses to average net assets:
After waivers (a)	2.21%	2.26%	2.29	%(e)	2.31%	2.39%	2.45%
After waivers and fees paid indirectly (a)	2.18%	2.21%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	2.21%	2.26%	2.29	%(e)	2.31%	2.39%	2.66%
Ratio of net investment income (loss) to average net assets:
After waivers (a)	1.28%	(0.13)%	(0.88	)%(e)	(1.12)%	(0.72)%	(0.37)%
After waivers and fees paid indirectly (a)	1.31%	(0.08)%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	1.28%	(0.13)%	(0.88	)%(e)	(1.12)%	(0.72)%	(0.58)%
Portfolio turnover rate (f)	227%	183%	138%		233%	184%	238%
Effect of contractual expense limitation during the period:
Per share benefit to net investment income (loss)	$—	$—	*	*	* *	* *	* *

			Ten
			Months				February 28,
	Year Ended		Ended		Year Ended		2001* to
	October 31,		October 31,		December 31,		December 31,
Class Y	2006(c)	2005(c)(e)	2004(c)		2003(c)	2002(c)	2001(c)

Net asset value, beginning of period	$11.88	$11.45	$11.19		$9.77	$10.13	$10.00

Income (loss) from investment operations:
Net investment income (loss)	0.29	0.11	0.01		(0.01)	0.03	0.06
Net realized and unrealized gain (loss) on investments and foreign currency transactions	1.45	0.71	0.25		1.58	(0.32)	0.19

Total from investment operations	1.74	0.82	0.26		1.57	(0.29)	0.25

Less distributions:
Dividends from net investment income	(0.16)	—	—		—	—	—
Distributions from realized gains	(0.42)	(0.39)	—		(0.15)	(0.07)	(0.12)

Total dividends and distributions	(0.58)	(0.39)	—		(0.15)	(0.07)	(0.12)

Redemption Fees	— #	—	—	#	—	—	—

Net asset value, end of period	$13.04	$11.88	$11.45		$11.19	$9.77	$10.13

Total return (b)	15.23%	7.28%	2.32%		16.06%	(2.87)%	2.52%

Ratios/Supplemental Data:
Net assets, end of period (000’s)	$81,816	$37,489	$12,001		$4,885	$1,014	$724
Ratio of expenses to average net assets:
After waivers (a)	1.21%	1.26%	1.29	%(e)	1.31%	1.38%	1.45%
After waivers and fees paid indirectly (a)	1.18%	1.21%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	1.21%	1.26%	1.29	%(e)	1.31%	1.38%	1.66%
Ratio of net investment income (loss) to average net assets:
After waivers (a)	2.34%	0.87%	0.12	%(e)	(0.11)%	0.30%	0.68%
After waivers and fees paid indirectly (a)	2.38%	0.92%	N/A		N/A	N/A	N/A
Before waivers and fees paid indirectly (a)	2.34%	0.87%	0.12	%(e)	(0.11)%	0.30%	0.47%
Portfolio turnover rate (f)	227%	183%	138%		233%	184%	238%
Effect of contractual expense limitation during the period:
Per share benefit to net investment income	$—	$—	*	*	* *	* *	* *

See Notes to Financial Statements.

THE ENTERPRISE GROUP OF FUNDS, INC.
FINANCIAL HIGHLIGHTS — (Concluded)

*	Commencement of Operations.

**	Prior to the year ended October 31, 2005, these ratios and per share amounts were not provided.

#	Per share amount is less than $0.005.

†	The total returns for Class A, Class B and Class C do not include sales charges.

(a)	Ratios for periods less than one year are annualized.

(b)	Total return for periods less than one year are not annualized.

(c)	Net investment income (loss) and capital changes per share are based on daily average shares outstanding.

(e)	Reflects overall fund ratios adjusted for class specific expenses.

(f)	Portfolio turnover rate for periods less than one year are not annualized.
See Notes to Financial Statements.

THE ENTERPRISE GROUP OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS
October 31, 2006

Note 1	Organization and Significant Accounting Policies
          The Enterprise Group of Funds, Inc. (“EGF” or “Corporation”) is a Maryland corporation and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company with two Funds (each a “Fund” and together the “Funds”). The investment manager to each Fund is Enterprise Capital Management, Inc. (“Enterprise” or “Manager”). The day-to-day portfolio management of each Fund is provided by an investment sub-adviser (each an “Adviser”) selected by the AXA Equitable Life Insurance Company (“AXA Equitable”).
          Under the EGF’s organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to EGF. In addition, in the normal course of business, EGF enters into contracts with vendors and others that provide for general indemnifications. EGF’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against EGF. However, based on experience, EGF and management expect that risk of loss to be remote.
          During the reporting period, each Fund had four classes of shares outstanding: Class A, Class B, Class C and Class Y. Under EGF’s multiple class distribution system, all classes of shares have identical voting, dividend, liquidation and other rights, other than the payment of distribution fees under the Distribution Plan.
          The investment objectives of each Fund are as follows:
          AXA Enterprise Growth Fund (advised by Montag & Caldwell, Inc.) — Capital appreciation.
          AXA Enterprise Mergers & Acquisitions Fund (advised by GAMCO Asset Management, Inc.) — Capital appreciation.
          The following is a summary of the significant accounting policies of EGF:
          The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.
Valuation:
          Stocks listed on national securities exchanges are valued at the last sale price or official closing price on the date of valuation or, if there is no sale or official closing price, at the latest available bid price. Other unlisted stocks are valued at their last sale price or official closing price or, if no reported sale occurs during the day, at a bid price estimated by a broker. Securities listed on the NASDAQ exchange will be valued using the NASDAQ Official Closing Price (“NOCP”). Generally, the NOCP will be the last sale price unless the reported trade for the security is outside the range of the bid/ask price. In such cases, the NOCP will be normalized to the nearer of the bid or ask price.
          U.S. Treasury securities and other obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are valued at representative quoted prices.
          Foreign securities, including foreign government securities, not traded directly, or in American Depository Receipt (ADR) or similar form in the United States, are valued at representative quoted prices from the primary exchange in the currency of the country of origin.
          Short-term debt securities which mature in 60 days or less are valued at amortized cost, which approximates market value. Short-term debt securities which mature in more than 60 days are valued at representative quoted prices.
          Futures contracts are valued at their last sale price or, if there is no sale, at the latest available bid price.

THE ENTERPRISE GROUP OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
October 31, 2006
          Forward foreign exchange contracts are valued by interpolating between the forward and spot currency rates as quoted by a pricing service as of a designated hour on the valuation date.
          Other securities and assets for which market quotations are not readily available or for which valuation can not be provided, are valued at fair value under the direction of the Board of Directors (“Directors”).
          Pursuant to procedures approved by the Directors, events or circumstances affecting the values of portfolio securities that occur between the closing of their principal markets and the time the net asset value is determined may be reflected, as by a method approved by the Directors, in EGF’s calculation of net asset values for each applicable Fund when EGF’s Manager deems that the particular event or circumstance would materially affect such Fund’s net asset value.
          Distributions of capital gains, if any, from each of the Funds are made at least annually. Dividends from net investment income, if any, for all Funds are declared and paid at least annually. Income distributions are paid out at the class level whereas capital gains are paid out at the Fund level.
          Securities transactions are recorded on the trade date net of brokerage fees, commissions, and transfer fees. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income (including amortization of premium and accretion of discount on debt securities using the effective yield method) is accrued daily.
          Realized gains and losses on the sale of investments are computed on the basis of the specific identification method of the investments sold. Unrealized appreciation (depreciation) on investments and foreign currency denominated assets and liabilities is presented net of deferred taxes on unrealized gains in the Statement of Assets and Liabilities.
          Expenses attributable to a single Fund or class are charged to that Fund or class. Expenses of EGF not attributable to a single Fund or class are charged to each Fund or class in proportion to the average net assets of each Fund or other appropriate allocation methods. Custodian fees for the Funds are shown gross of any expense offsets, if any, for custodian balance credits on uninvested cash or for credits earned by the Funds under certain directed brokerage arrangements. The Funds may direct certain security trades to brokers who may pay a portion of the commissions for those trades to offset certain expenses of the Funds. These amounts, if any, are reported in the Statements of Operations.
          All income earned and expenses incurred by each Fund are borne on a pro-rata basis by each outstanding class of shares, based on the proportionate interest in the Fund represented by the daily net assets of such class, except distribution fees which are charged on a class specific basis.
Foreign Currency Valuation:
          The books and records of EGF are kept in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at current exchange rates at the following dates:
(i)	market value of investment securities, other assets and liabilities –at the valuation date.

(ii)	purchases and sales of investment securities, income and expenses –at the date of such transactions.
          The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on securities.
          Net currency gains or losses realized and unrealized as a result of differences between interest or dividends, withholding taxes, security payables/receivables, forward foreign currency exchange contracts and foreign cash recorded on the Fund’s books and the U.S. dollar equivalent amount actually received or paid are presented under foreign currency transactions and foreign currency translations in the realized and unrealized gains and losses section, respectively, of the Statements of Operations. Net realized gains

THE ENTERPRISE GROUP OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
October 31, 2006
(losses) on foreign currency transactions represent net foreign exchange gains (losses) from forward foreign currency contracts, disposition of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amount of investment income and foreign withholding taxes recorded on a Fund’s books and the U.S. dollar equivalent of amounts actually received or paid.
Taxes:
          EGF intends to comply with the requirements of the Internal Revenue Code of 1986, as amended (“Code”) applicable to regulated investment companies and to distribute substantially all of its net investment income and net realized capital gains to shareholders of each Fund. Therefore, no Federal income tax provision is required. Dividends from net investment income are declared and distributed at least annually for all Funds. Dividends from net realized short-term and long-term capital gains are declared and distributed at least annually to the shareholders of the Funds to which such gains are attributable. All dividends are distributed on a tax basis and, as such, the amounts may differ from financial statement investment income and realized capital gains. Those differences are primarily due to differing book and tax treatments for deferred organization costs, forward foreign currency transactions, losses due to wash sales transactions, mark-to-market of forward contracts, mark-to-market of passive foreign investment companies and straddle transactions. In addition, short-term capital gains and foreign currency gains are treated as capital gains for accounting (book) purposes but are considered ordinary income for tax purposes. The tax composition of distributed and undistributed income and gains for the years ended October 31, 2006 and October 31, 2005, were as follows:

	Year Ended October 31, 2006				Year Ended October 31, 2005
			Accumulated	Accumulated			Accumulated	Accumulated
	Distributed	Distributed	Undistributed	Undistributed	Distributed	Distributed	Undistributed	Undistributed
	Ordinary	Long Term	Ordinary	Long Term	Ordinary	Long Term	Ordinary	Long Term
	Income	Gains	Income	Gains	Income	Gains	Income	Gains
AXA Enterprise Growth Fund	$—	$—	$—	$—	$—	$—	$—	$—
AXA Enterprise Mergers and Acquisitions Fund	13,579,921	2,935,944	27,464,458	7,887,130	4,573,632	1,250,725	13,494,334	2,935,151
          Permanent book and tax differences resulted in reclassifications to undistributed net investment income (loss), accumulated net realized gain (loss) and paid-in capital at October 31, 2006, as follows:

	Undistributed Net	Accumulated
	Investment	Net Realized	Paid
	Income	Loss	In Capital
AXA Enterprise Growth Fund	$5,290,854	$—	$(5,290,854)
AXA Enterprise Mergers and Acquisitions Fund	1,471,799	(1,471,799)	—
Fees Paid Indirectly:
          For all Funds, the Directors have approved the payment of certain EGF expenses using brokerage service arrangements. These payments are reflected on the Statements of Operations. For the year ended October 31, 2006, certain Funds reduced expenses under these arrangements as follows:

Fund:	Amount
AXA Enterprise Growth Fund	$168,186
AXA Enterprise Mergers and Acquisitions Fund	136,563
Securities Lending:
          For all Funds, the Directors have approved the lending of portfolio securities, through its custodian bank, JPMorgan Chase Bank N.A. (“JPMorgan”), acting as lending agent, to certain approved broker-dealers, in exchange for negotiated lenders’ fees. By lending investment securities, a Fund attempts to increase its net investment income through the receipt of interest on the cash equivalents held as

THE ENTERPRISE GROUP OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
October 31, 2006
collateral on the loan. Any gain or loss in the market price of the securities loaned that might occur and any interest earned or dividends declared during the term of the loan would be for the account of the Fund. Risks of delay in recovery of the securities or even loss of rights in the collateral may occur should the borrower of the securities fail financially. Risks may also arise to the extent that the value of the securities loaned increases above the value of the collateral received. Any such loan of Fund securities will be continuously secured by collateral in cash or high grade and liquid debt securities at least equal at all times to the market value of the security loaned. The securities loaned are marked to market on a daily basis to ensure the collateral is sufficient. JPMorgan will indemnify each Fund from any loss resulting from a borrower’s failure to return a loaned security when due. JPMorgan invests the cash collateral on behalf of the Funds and retains a portion of the interest earned. The net amount of interest earned, after the interest rebate, is included in the Statements of Operations as securities lending income.
Illiquid Securities:
          At times, the Funds may hold, up to their SEC or prospectus defined limitations, illiquid securities that they may not be able to sell at their current fair value price. Although it is expected that the fair value represents the current realizable value on disposition of such securities, there is no guarantee that the Funds will be able to do so. In addition, the Funds may incur certain costs related to the disposition of such securities. Any securities that Enterprise has deemed to be illiquid have been denoted as such in the Portfolios of Investments.
Repurchase Agreements:
          The Funds may enter into repurchase agreements with qualified and Manager-approved banks, broker-dealers or other financial institutions as a means of earning a fixed rate of return on their cash reserves for periods as short as overnight. A repurchase agreement is a contract pursuant to which a Fund, against receipt of securities of at least equal value including accrued interest, agrees to advance a specified sum to the financial institution which agrees to reacquire the securities at a mutually agreed upon time (usually one business day) and price. Each repurchase agreement entered into by a Fund will provide that the value of the collateral underlying the repurchase agreement will always be at least equal to the repurchase price, including any accrued interest. A Fund’s right to liquidate such securities in the event of a default by the seller could involve certain costs, losses or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase are less than the repurchase price, the Fund could suffer a loss.
Options Written:
          The Funds may write (sell) covered options as a hedge to provide protection against adverse movements in the price of securities in the Fund or to enhance investment performance. Certain Funds may purchase and sell exchange traded options on foreign currencies. When a Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability and is subsequently adjusted on a daily basis to the current market price of the option written. Premiums received from writing options that expire unexercised are recognized as gains on the expiration date. Premiums received from writing options that are exercised or are cancelled in closing purchase transactions are offset against the cost of any securities purchased or added to the proceeds or netted against the amount paid on the transaction to determine the realized gain or loss. In writing options, a Fund must assume that the option may be exercised at any time prior to the expiration of its obligation as a writer, and that in such circumstances the net proceeds of the sale or cost of purchase of the underlying securities and currencies pursuant to the call or put option may be substantially below or above the prevailing market price. By writing a covered call option, a Fund, in exchange for the premium, foregoes the opportunity for capital appreciation above the exercise price should the market price of the underlying security increase. A Fund also has the additional risk of not being able to enter into a closing purchase transaction if a liquid secondary market does not exist and bears the risk of unfavorable changes in the price of the financial instruments underlying the options. The Funds, however, are not subject to credit risk on written options as the counterparty has already performed its obligation by paying the premium at the inception of the contract.

THE ENTERPRISE GROUP OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
October 31, 2006
Short Sales Against the Box:
          The Funds may enter into a “short sale” of securities in circumstances in which, at the time the short position is open, the Fund owns an equal amount of the securities sold short or owns preferred stocks or debt securities, convertible or exchangeable without payment of further consideration, into an equal number of securities sold short. This kind of short sale, which is referred to as one “against the box,” may be entered into by the Fund to, for example, lock in a sale price for a security the Fund does not wish to sell immediately. The Fund will designate the segregation, either on its records or with EGF’s custodian, of the securities sold short or convertible or exchangeable preferred stocks or debt securities sold in connection with short sales against the box. Liabilities for securities sold short are reported at market value in the financial statements. Such liabilities are subject to off-balance sheet risk to the extent of any future increases in market value of the securities sold short. The ultimate liability for securities sold short could exceed the liabilities recorded in the Statement of Assets and Liabilities. The Fund bears the risk of potential inability of the broker to meet their obligation to perform.
Futures Contracts, Options on Futures Contracts, Forward Commitments and Foreign Currency Exchange Contracts:
          The futures contracts and options on futures contracts used by the Funds are agreements to buy or sell a financial instrument for a set price in the future. The Funds may buy or sell futures contracts and options on futures contracts for the purpose of protecting their portfolio securities against future changes in interest rates and indices which might adversely affect the value of the Funds’ securities or the price of securities that it intends to purchase at a later date. Initial margin deposits are made upon entering into futures contracts and options on futures contracts and can be in cash, certain money market instruments, treasury securities or other liquid, high grade debt securities. During the period the futures contracts and options on futures contracts are open, changes in the market price of the contracts are recognized as unrealized gains or losses by “marking-to-market” at the end of each trading day. Variation margin payments on futures contracts and options on futures contracts are received or made, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transactions and the Fund’s basis in the contract. Should interest rates or indices move unexpectedly, the Fund may not achieve the anticipated benefits of the futures contracts and may incur a loss. The use of futures contracts transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets. Use of long futures contracts subjects the Funds to risk of loss in excess of the amounts shown on the Statement of Assets and Liabilities, up to the notional value of the futures contracts. Use of short futures contracts subjects the Funds to unlimited risk of loss. The Funds enter into futures contracts only on exchanges or boards of trade. The exchange or board of trade acts as the counterparty to each futures transaction, therefore, the Fund’s credit risk is limited to failure of the exchange or board of trade.
          The Funds may make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time (“forward commitments”) if they designate the segregation, either on their records or with EGF’s custodian, of cash or other liquid securities in an amount sufficient to meet the purchase price, or if they enter into offsetting contracts for the forward sale of other securities they own. These commitments are reported at market value in the financial statements. Forward commitments may be considered securities in themselves and involve a risk of loss if the value of the security to be purchased declines or if the value of the security to be sold increases prior to the settlement date, which is risk in addition to the risk of decline in value of the Fund’s other assets. Where such purchases or sales are made through dealers, a Fund relies on the dealer to consummate the sale. The dealer’s failure to do so may result in the loss to a Fund of an advantageous yield or price. Market risk exists on these commitments to the same extent as if the securities were owned on a settled basis and gains and losses are recorded and reported in the same manner. However, during the commitment period, these investments earn no interest or dividends.

THE ENTERPRISE GROUP OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
October 31, 2006
          The Funds may purchase foreign currency on a spot (or cash) basis. In addition, the Funds may enter into contracts to purchase or sell foreign currencies at a future date (“forward contracts”). A forward foreign currency exchange contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. Daily fluctuations in the value of such contracts are recognized as unrealized appreciation or depreciation by “marking to market.” The gain or loss arising from the difference between the original contracts and the closing of such contracts is included in realized gains or losses from foreign currency transactions in the Statements of Operations. The Advisers may engage in these forward contracts to protect against uncertainty in the level of future exchange rates in connection with the purchase and sale of Fund securities (“transaction hedging”) and to protect the value of specific Fund positions (“position hedging”). The Funds are subject to off-balance sheet risk to the extent of the value of the contracts for purchase of foreign currency and in an unlimited amount for sales of foreign currency.
Swaps:
          The Funds may invest in swap contracts, which are derivatives in the form of a contract or other similar instrument which is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. A Fund will usually enter into swaps on a net basis, i.e., the two return streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Fund receiving or paying, as the case may be, only the net amount of the two returns. A Fund’s obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by designating the segregation, either on its records or with EGF’s custodian, of cash or other liquid obligations. A Fund will not enter into any swap agreement unless the counterparty meets the rating requirements set forth in guidelines established by EGF’s Board of Directors. Swaps agreements are marked-to-market daily based upon quotations from market makers and the change, if any, is recorded as unrealized appreciation or depreciation in the Statements of Operations. A realized gain or loss is recorded upon payment or receipt of a periodic payment or termination of swap agreements. Notional principal amounts are used to express the extent of involvement in these transactions, but the amount potentially subject to credit risk is much smaller. Neither of the Funds had swap contracts outstanding at October 31, 2006.
Special Valuation/Concentration Risks:
          Foreign denominated assets, if any, held by the Funds, may involve risks not typically associated with domestic transactions including, but not limited to, unanticipated movements in exchange rates, the degree of government supervision and regulation of security markets and the possibility of economic instability.
          The Funds may invest a high percentage of their assets in specific sectors of the market in their pursuit of a greater investment return. Fluctuations in these sectors of concentration may have a greater impact to a Fund, positive or negative, than if such Fund did not concentrate its investments in such sectors.

Note 2	Management of EGF
          The Funds are charged investment management fees by the Manager for furnishing advisory and administrative services. The management fees are equal to the following annual percentages of average daily net assets for each Fund:

THE ENTERPRISE GROUP OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
October 31, 2006

Fund	Management Fees

	First	Next	Next	Next
	$1 Billion	$1 Billion	$3 Billion	$5 Billion	Thereafter
AXA Enterprise Growth Fund	0.730%	0.705%	0.680%	0.655%	0.630%
AXA Enterprise Mergers and Acquisitions Fund	0.880%	0.855%	0.830%	0.805%	0.780%

Note 3	Administrative Fees
          Pursuant to a Mutual Funds Service Agreement, AXA Equitable provides EGF with certain fund accounting and compliance services. For these services, EGF pays AXA Equitable a fee at an annual rate of 0.055% of EGF’s total average daily net assets.
          Pursuant to a sub-administration arrangement with AXA Equitable, J.P. Morgan Investors Services Co. (“Sub-administrator”) provides the Corporation with certain administrative services, including monitoring of fund compliance and fund accounting services.

Note 4	Custodian Fees
          JPMorgan Chase Bank, N.A., an affiliate of JP Morgan Worldwide Securities Services, serves as custodian of the Funds’ portfolio securities and other assets under a Custody Agreement. The Custody Agreement provides for fees based on the amount of transactions and the asset holdings of the Funds. Under the terms of the Custody Agreement between EGF and JPMorgan, JPMorgan maintains cash, securities and other assets of the Funds. JPMorgan is also required, upon the order of the Corporation, to deliver securities held by JPMorgan, and make payments for securities purchased by the Corporation. JPMorgan has also entered into sub-custodian agreements with a number of foreign banks and clearing agencies, pursuant to which portfolio securities purchased outside the U.S. are maintained in the custody of these entities.

Note 5	Transfer Agent Fees
          Boston Financial Data Services (“BFDS”) serves as the transfer agent for the Corporation. BFDS provides shareholder services for the Corporation. Transfer agent fees are based on per account charges, assets and other out of pocket expenses. Additional sub-transfer agent fees may be paid by the Funds to administrators of omnibus accounts, and have been included in transfer agent fees on the statements of operations.

Note 6	Distribution Plan
          Enterprise Fund Distributors, Inc., (the “Distributor”) a direct wholly-owned subsidiary of Enterprise, serves as the principal underwriter for shares of EGF. EGF has adopted in the manner prescribed under Rule 12b-1 under the 1940 Act a Distributor’s Agreement and Plan of Distribution (the “Plan”). The Plan provides that each Fund pay an annual distribution fee, accrued daily and payable monthly, of 0.45% of its average daily net assets for Class A shares and 1.00% for Class B shares and Class C. Class Y shares are not included in the Plan and the Funds pay no distribution fees with respect to those shares.
          The Distributor uses its distribution fee from EGF to pay expenses on behalf of EGF related to the distribution and servicing of its shares. These expenses include a distribution fee to securities dealers that enter into a sales agreement with the Distributor. For the year ended October 31, 2006, the Funds were advised that the Distributor incurred approximate distribution fees of $482,515 and $2,386 payable to AXA Advisors LLC and The Advest Group Inc., respectively.

THE ENTERPRISE GROUP OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
October 31, 2006
          For the year ended October 31, 2006, the Funds were advised that portions of EGF sales charges paid to AXA Advisors LLC, a wholly-owned subsidiary of AXA Financial, Inc. and affiliate of AXA Equitable and Enterprise, and The Advest Group, Inc., were $333,563 and $1,333, respectively.
          The Distributor received sales charges on each Fund’s Class A shares and the proceeds of contingent deferred sales charges paid by the investor in connection with certain redemptions of each Fund’s Class B and Class C shares. The Distributor has advised the Funds that for the year ended October 31, 2006, the proceeds retained from sales and redemptions are as follows:

	Class A		Class B	Class C

		Contingent	Contingent	Contingent
	Front end	deferred	deferred	deferred
	Sales charge	Sales charge	Sales charge	Sales charge
AXA Enterprise Growth Fund	$10,609	$—	$580,371	$14,478
AXA Enterprise Mergers and Acquisitions Fund	22,606	437	193,994	21,213
          Sales loads and contingent deferred sales charges imposed on purchases and redemption of Fund shares are retained by the Corporation’s Distributors and do not represent expenses of the Funds.

Note 7	Redemption Fees
          EGF charges a 2% redemption fee on exchanges or redemptions done within one month of a purchase or exchange. These redemption fees are collected and retained by the affected Fund for the benefit of the remaining shareholders and are recorded by the Fund as paid in capital. For the year ended October 31, 2006, redemption fees charged and collected by the Funds were as follows:

	Class A	Class B	Class C	Class Y
AXA Enterprise Growth Fund	$7,407	$2,926	$1,041	$—
AXA Enterprise Mergers and Acquisitions Fund	2,976	506	272	60

Note 8	Expense Limitation
          Pursuant to a contract, Enterprise has agreed to make payments or waive its fees to limit the expenses of each Fund through February 28, 2007 (“Expense Limitation Agreement”). Enterprise may be reimbursed the amount of any such payments and waivers in the future provided that the payments and waivers are reimbursed within three years of the payment or waiver being made and the combination of the Fund’s expense ratio and such reimbursements do not exceed the Fund’s expense ratio cap. If the actual expense ratio is less than the expense cap and Enterprise has recouped any eligible previous payments and waivers made, the Fund will be charged such lower expenses. The expenses for each Fund are currently limited to the following based on annual average daily net assets:

	Class A	Class B	Class C	Class Y
AXA Enterprise Growth Fund	1.60%	2.15%	2.15%	1.15%
AXA Enterprise Mergers and Acquisitions Fund	1.90%	2.45%	2.45%	1.45%
          During the year ended October 31, 2006, the Manager did not receive any reimbursement from the Funds within the Corporation. At October 31, 2006, under the Expense Limitation Agreement, the amount that would be recoverable from each Fund is as follows:

	Amount Eligible through			Total Eligible
				for
	2007	2008	2009	Reimbursement
AXA Enterprise Growth Fund	$—	$97,523	$485,738	$583,261
AXA Enterprise Mergers and Acquisitions Fund	—	—	—	—

THE ENTERPRISE GROUP OF FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS — (Concluded)
October 31, 2006

Note 9	Transactions with Affiliates
          The Manager is a wholly-owned subsidiary of AXA Financial, Inc., the parent company of AXA Equitable. At October 31, 2006, AXA Equitable and its subsidiaries and affiliates held investments in the Funds as follows:

Percentage of Ownership
AXA Enterprise Growth Fund	0.8%
          Shares of some of the Funds are held by the AXA Enterprise Allocation Funds of the AXA Enterprise Multimanager Funds Trust, an entity also advised by AXA Equitable. The AXA Enterprise Allocation Funds invest exclusively in shares of other mutual funds managed by the Manager. The following table represents the percentage of ownership that the AXA Allocation Funds have in the underlying investment companies net assets as of October 31, 2006.

	AXA	AXA	AXA	AXA
	Enterprise	Enterprise	Enterprise	Enterprise
	Conservative	Moderate	Moderate-Plus	Aggressive
	Allocation	Allocation	Allocation	Allocation
AXA Enterprise Growth Fund	0.01%	0.06%	0.49%	0.13%

Note 10	New Accounting Pronouncements
          In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (the “Interpretation”). The Interpretation establishes for all entities, including pass-through entities such as the Funds, a minimum threshold for financial statement recognition of the benefit of positions taken in filing tax returns (including whether an entity is taxable in a particular jurisdiction), and requires certain expanded tax disclosures. The Interpretation is effective for fiscal years beginning after December 15, 2006, and is to be applied to all open tax years as of the date of effectiveness. EGF has recently begun to evaluate the application of the Interpretation to the Funds, and is not in a position at this time to estimate the significance of its impact, if any, on the Funds’ financial statements.
          In addition, in September 2006, Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. EGF is currently evaluating the impact the adoption of SFAS 157 will have on the Funds’ financial statement disclosures.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of
The Enterprise Group of Funds, Inc:
In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the AXA Enterprise Growth Fund and AXA Enterprise Mergers and Acquisitions Fund (the “Funds”) at October 31, 2006, the results of each of their operations for the year then ended, the changes in each of their net assets for the two years in the period then ended and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2006 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.
PricewaterhouseCoopers LLP
New York, New York
December 15, 2006

APPROVALS OF INVESTMENT MANAGEMENT AND INVESTMENT ADVISORY AGREEMENTS DURING THE SIX MONTHS ENDED OCTOBER 31, 2006 (UNAUDITED)
During the six-month period ended October 31, 2006, the Board of Directors of The Enterprise Group of Funds, Inc. (the “Corporation”), including the Independent Directors, unanimously approved the renewal of the Investment Adviser’s Agreement with Enterprise Capital Management, Inc. (the “Manager”) (the “ECM Management Agreement”) with respect to the AXA Enterprise Growth Fund (the “Growth Fund”) and the AXA Enterprise Mergers and Acquisitions Fund (the “Mergers and Acquisitions Fund”), and the Investment Advisory Agreements (each, a “Subadvisory Agreement”) between the Manager and Montag & Caldwell, Inc. with respect to the Growth Fund and the Manager and GAMCO Investors, Inc. with respect to the Mergers and Acquisitions Fund. Montag & Caldwell, Inc. and GAMCO Investors, Inc. are each referred to herein as a “Subadviser.”
In approving the ECM Management Agreement and each of the Subadvisory Agreements (collectively, the “Agreements”), the Board considered the overall fairness of the Agreement and whether the Agreement was in the best interest of the affected Fund. The Board further considered factors it deemed relevant with respect to each Fund, including, as applicable: (1) the nature, extent and quality of the services provided to the Fund by the Manager, the Subadviser and their respective affiliates; (2) the performance of the Fund as compared to an appropriate benchmark and peer group; (3) the level of the Fund’s management and the Subadviser’s advisory fee; (4) the costs of the services provided and profits realized by the Manager and its affiliates from their relationship with the Fund; and (5) the anticipated effect of growth and size on the Fund’s performance and expenses. In considering each Agreement, the Board did not identify any single factor or item of information as all-important or controlling.
In connection with its deliberations, the Board, among other things, received information, in advance of the meeting at which the renewals were made, from the Manager and each Subadviser regarding the factors set forth above and met with representatives of the Manager to discuss the Agreements. The Board received, and primarily considered, the most current information available at the time of the meeting and also took into account the totality of the performance, fee, expense and other information regarding each Fund provided to them on a periodic basis throughout the year. The Independent Directors were assisted by independent counsel during their deliberations and received materials discussing the legal standards applicable to their consideration of the Agreements.
The Board, in examining the nature, extent and quality of the services provided by the Manager and the Subadviser to each Fund, considered the Manager’s and each Subadviser’s experience in serving as an investment adviser for the Funds and for funds similar to the Funds they advise. The Board noted the responsibilities of the Manager to the Corporation and the Funds. In particular, the Board considered that the Manager is responsible for the search, selection and monitoring of the Subadviser for each Fund, oversight of compliance with Fund policies and objectives, as well as oversight of compliance with applicable law, review of brokerage matters and implementation of Board directives as they relate to the Funds.
The Board also noted the responsibilities of each Subadviser to the Fund it advises. In particular, the Board considered that each Subadviser is responsible for making investment decisions on behalf of the Fund it advises, placing all orders for the purchase and sale of investments for the Fund it advises with brokers or dealers, and performing related administrative functions. In addition, the Board reviewed requested information regarding each Subadviser’s investment process and the background of each portfolio manager of each Subadviser who provides services to the Funds. The Board also reviewed information regarding the adequacy of the Manager’s and each Subadviser’s compliance program and its results. Further, the Board reviewed financial information regarding the Manager and each Subadviser.
The Board also received information regarding the short-, intermediate- and long-term performance of the Fund relative to its primary benchmark and peer group. The Board generally considered long-term performance to be more important in its evaluation than short-term performance. With respect to the performance of the Growth Fund, the Board considered that the Class Y shares of the Fund generally had outperformed the Fund’s primary benchmark for the ten-year period ended on July 31, 2006, but had underperformed its primary benchmark for the one- and five-year periods ended on that date. The Board also considered that the Growth Fund’s performance was in the second quartile relative to its Lipper peer group for the one- and five-year periods ended July 31, 2006, but was in the third quartile for the three-year period ended on that date. With respect to the performance of the Mergers and Acquisitions Fund, the Board considered that the Class Y shares of the Fund generally had outperformed the Fund’s primary benchmark for the one- and five-year periods ended on July 31, 2006. The Board also considered that the Mergers and Acquisitions Fund’s performance was in the second quartile relative to its Lipper peer group for the one-, three- and five-year periods ended on July 31, 2006. The Board further considered that the Mergers and Acquisitions Fund is a specialty fund that pursues a unique investment strategy and enhances the range of investment options available to investors in the AXA Enterprise Funds.
The Board reviewed the fees payable under each Agreement. The Board examined the management fees paid by each Fund in light of fees charged by the Manager to similar funds it manages and similar retail funds that are advised by other investment advisers. The Board also reviewed and considered that each Fund’s management fee structure has breakpoints that provide a reduction of the applicable management fee rate as assets increase. The Board further considered the quality and level of services provided and the Manager’s responsibilities to each Fund. The Board also considered a report provided by Lipper Inc., an independent third party company, containing information regarding the management fee (including the administration fee) and the total expense ratio for each Fund relative to the median management fee and expense ratios of its peer group. The Board considered that, with respect to the Growth Fund, the management fee paid by the Fund is higher than the median management fee of its peer group and its total expense ratio for Class B shares is higher than the median total expense ratio of its peer group. With respect to the Mergers and Acquisitions Fund, the Board considered that the management fee is equal to the median management fee of its peer group and its total expense ratio for Class B shares is lower than the median total expense ratio of its peer group. The Board further considered that the Manager had undertaken contractual expense limitations with respect to the Funds, which are subject to renewal by the Board and the Manager on an annual basis. In addition, the Board evaluated the Manager’s costs and profitability in providing services to the Funds, including the costs associated with the research and investment processes, personnel, systems and infrastructure necessary to perform its functions. The Board determined that the Manager’s management fee and profitability and the Fund’s overall expense ratios generally were more significant to the Board’s evaluation of the fees and expenses paid by the Fund than each Subadviser’s costs and profitability. With respect to the Subadvisers, the Board also examined the advisory fees to be paid with respect to each Fund in light of the fees paid by similar funds advised by each Subadviser.
As part of its evaluation of the Manager’s and each Subadviser’s compensation, the Board considered other benefits that may be realized by the Manager, each Subadviser and their respective affiliates from their relationship with the Corporation. In this connection, the Board noted, among other things, that AXA Equitable Life Insurance Company, the Manager’s affiliate, serves as the administrator for the Funds, receiving compensation for acting in this capacity, and is responsible for, among other things, coordinating the Corporation’s audits, financial statements and tax returns and managing expenses and budgeting for the Corporation. In addition, the Board recognized that one of the Manager’s affiliates, Enterprise Fund Distributors, Inc., serves as the underwriter for the Corporation, and as such, receives Rule 12b-1 payments from the Funds with respect to their Class A, Class B and Class C shares to compensate it for providing shareholder services and selling activities, which could lead to growth in the Corporation’s assets and the corresponding benefits of that growth, including economies of scale. Further, the Board recognized that Sanford C. Bernstein & Co., LLC, a registered broker-dealer, is an affiliate of the Manager and from time to time may receive brokerage commissions from the Funds in connection with the purchase and sale of fund securities, provided, however, that those transactions, among other things, must be consistent with seeking best execution.
With respect to the Subadvisers, the Board noted that each Subadviser, through its relationship as a sub-adviser to the Fund it advises, may engage in soft dollar transactions. The Board considered each Subadviser’s procedures for executing portfolio transactions for the Fund it advises and each Subadviser’s policies and procedures for the selection of brokers and dealers and for obtaining research from those brokers and dealers. In addition, the Board recognized that each Subadviser may be affiliated with registered broker-dealers, which may from time to time receive brokerage commissions from the Fund it advises in connection with the purchase and sale of portfolio securities, provided, however, that those transactions, among other things, must be consistent with seeking best execution. Finally, the Board rec-

ognized that affiliates of each Subadviser may sell, and earn sales commissions from sales of, shares of the Fund it advises.
The Board also considered conflicts of interest that may arise between the Corporation, the Manager and each Subadviser in connection with the services it provides to the Corporation and the various relationships that they and their affiliates may have with the Corporation. For example, actual or potential conflicts of interest may arise as a result of a Subadviser having responsibility for multiple accounts (including the Fund it advises), such as devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across accounts and incentive to allocate opportunities to an account where a Subadviser has a greater financial incentive, such as a performance fee account. In this connection, the Board also took into consideration the manner in which such conflicts are addressed by the Manager and Subadvisers.
Based on these considerations, the Board was satisfied, with respect to each Fund, that: (1) the Fund was reasonably likely to benefit from the nature, extent and quality of the Manager’s and the Subadviser’s services; (2) the performance of each Fund has been reasonable in relation to the performance of its benchmark and peer group; and (3) the Manager and the Subadviser’s compensation, including any direct and indirect benefits to be derived by them and their respective affiliates, is fair and reasonable. Based on the foregoing and the more detailed information provided to the Board in connection with the relevant meeting, the Board, including the Independent Directors, approved the renewal of each Agreement with respect to the relevant Fund.

Federal Income Tax Information (Unaudited)
           For the year ended October 31, 2006, the percentage of dividends paid that qualify for the 70% dividends received deductions for corporate shareholders, foreign taxes which are expected to be passed through to shareholders for foreign tax credits, gross income derived from sources within foreign countries, long-term capital gain dividends for the purpose of the dividend paid deduction on its federal income tax return and Treasury income were as follows:

70%
	Dividend		Foreign
	Received	Foreign	Source	Long Term	Treasury
	Deduction	Taxes	Income	Capital Gain	Income
Funds:
AXA Enterprise Mergers and Acquisitions Fund	26.77%	$—	$—	$2,935,944	25.17%
           For the year ended October 31, 2006, the Fund below has designated the following amounts of their 2006 ordinary income distributions (located in Box 1 of Form 1099-DIV) as qualifying dividend income (“QDI”):

Fund	Qualifying Dividend Income
AXA Enterprise Mergers and Acquisitions Fund	$2,255

MANAGEMENT OF THE CORPORATION (UNAUDITED)
The Board of Directors has the responsibility for the overall management of the Corporation and the Funds, including general supervision and review of the Funds’ investment activities and their conformity with Delaware law and the stated policies of the Funds. The Board elects the officers of the Corporation who are responsible for administering the Corporation’s day-to-day operations. The Directors and officers of the Corporation, together with information as to their principal business occupation during the last five years, and other information are shown below.
The Directors and Officers

				Number of
				Portfolios
				in Complex
Name, Address and	Position(s)	Year of	Principal Occupation(s)	Overseen by	Other
Year of Birth	Held	Election	During Past 5 Years	Director	Directorships
Non-Interested Parties:
Arthur T. Dietz, Atlanta, GA 1923	Director Emeritus	1972	President, ADT Advisory Corp.	2	None
Arthur Howell, Esquire, Atlanta, GA 1918	Director Emeritus	1968	Of Counsel, Alston & Bird LLP (law firm)	2	None
Lawrence S. Kash Greenwich, CT 1941	Director	2005	From January 1998 to December 2005, Corporate Liason to all Mutual Fund Boards of The Dreyfus Corporation; from August 1994 to December 1997, The Dreyfus Corporation; from May 1993 to January 1999, President and Director of The Boston Company	2	None
William A. Mitchell, Jr., Atlanta, GA 1940	Director and Chairman	1987	Chairman Emeritus, Carter & Associates (real estate development)	2	None
Lonnie H. Pope, Macon, GA 1934	Director	1985	CEO, Longleaf Industries, Inc., (chemical manufacturing)	2	None
Interested Parties:
Steven M. Joenk New York, NY 1958	President and Chief Executive Officer, Director	2004	From July 1999 to present, Senior Vice President of AXA Financial; from September 2004 to present, President of AXA Financial’s Funds Management Group; since July 2004, chairman and president of ECM, co-chairman of EFD and a director of MONY Capital Management Inc., Matrix Private Equities, Inc., Matrix Capital Markets Group Inc., 1740 Advisors, Inc., MONY Asset Management Inc., MONY Financial Resources of the Americas Limited (Jamaica), MONY International Life Insurance Co. (Argentina), MONY Bank & Trust Company of the Americas Ltd. (Cayman Islands) and MONY Consultoria de Correlagem de Seguros Ltd. (Brazil).	111	None

Name, Address and	Position(s)	Year of	Principal Occupation(s)
Year of Birth	Held	Election	During Past 5 Years
Interested Parties: (Continued)
Kenneth T. Kozlowski New York, NY 1961	Chief Financial Officer and Treasurer	2004	From July 2004 to present, a director of ECM; from February 2001 to present, Vice President of AXA Financial; from October 1999 to February 2001, Assistant Vice President of AXA Financial.
Patricia Louie, New York, NY 1955	Vice President and Secretary	2004	From May 2003 to present, Vice President and Associate General Counsel of AXA Financial and AXA Equitable; from July 1999 to May 2003, Vice President and counsel of AXA Financial and AXA Equitable.
Joseph J. Paolo, New York, NY 1970	Chief Compliance Officer	2004	From March 2004 to present, Vice President of AXA Financial and AXA Equitable and Chief Compliance Officer of AXA Financial’s Funds Management Group; from May 2002 to March 2004, Assistant Vice President and Compliance Director of AXA Financial and AXA Equitable, from February 2001 to May 2002, Compliance Officer of AXA Financial and AXA Equitable; from June 1998 to February 2001, Principal Consultant, PricewaterhouseCoopers LLP.
Brian E. Walsh, New York, NY 1968	Vice President and Controller	2004	From February 2003 to present, Vice President of AXA Financial and AXA Equitable; from January 2001 to February 2003, Assistant Vice President of AXA Financial and AXA Equitable; from December 1999 to January 2001, Senior Fund Administrator of AXA Financial and AXA Equitable.

Name, Address and	Position(s)	Year of	Principal Occupation(s)
Year of Birth	Held	Election	During Past 5 Years
Interested Parties: (Continued)
Kenneth B. Beitler, New York, NY 1958	Vice President	2004	From February 2003 to present, Vice President of AXA Financial; from February 2002 to February 2003, Assistant Vice President of AXA Financial; from May 1999 to February 2002, Senior Investment Analyst of AXA Financial. Prior thereto, an Investment Systems Development Analyst with TIAA- CREF.
Patricia A. Cox, New York, NY 1958	Vice President and Anti- Money Laundering Compliance Officer	2005	From September 2001 to present, Senior Vice President of Operations for Enterprise Funds Distributors, Inc.; from May 1996 to September 2001, Vice President of Operations for Enterprise Funds Distributors, Inc.
William T. MacGregor, Esq. New York, NY 1975	Vice President and Assistant Secretary	2006	From May 2006 to present, Counsel of AXA Equitable; from March 2005 to April 2006, Associate Attorney, Sidley Austin LLP; from September 2003 to February 2005, Contract Attorney, Prudential Financial, Inc.; from September 2000 to April 2002, Associate Attorney, Zack Kosnitzky, P.A.
Andrew S. Novak, Esq. New York, NY 1968	Vice President	2005	From May 2003 to present, Vice President and Counsel of AXA Financial and AXA Equitable; from May 2002 to May 2003, Counsel of AXA Financial and AXA Equitable; from May 2001 to April 2002, Associate General Counsel and Chief Compliance Officer of Royce & Associates, Inc.; from August 1997 to August 2000, Vice President and Assistant General Counsel of Mitchell Hutchins Asset Management.
David Shagawat New York, NY 1974	Assistant Anti-Money Laundering Compliance Officer	From September 2005 to Present	From August 2005 to present, Associate Compliance Officer, AXA Equitable; from June 2004 to August 2005, Fiduciary Oversight Analyst, Citigroup Asset Management; from April 2002 to June 2004, Project Manager, Alliance Capital Management LP; from January 1999 to April 2002, Business Analyst, Alliance Capital Management LP

EGF –The Enterprise Group of Funds, Inc.
ECM –Enterprise Capital Management, Inc.
EFD –Enterprise Fund Distributors, Inc.
The Enterprise Group of Funds, Inc. Statement of Additional Information (SAI) includes additional information about Fund directors and is available, without charge, upon request by calling 1-800-432-4320.

PROXY VOTING INFORMATION (UNAUDITED)
           A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities is available (i) without charge, upon request, by calling a toll-free number at 1-800-432-4320 and (ii) on the Securities and Exchange Commission’s website at http://www.sec.gov.
           Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, 2006 is available (i) on the Funds’ website at www.axaenterprise.com and (ii) on the Securities and Exchange Commission’s website at http://www.sec.gov.
QUARTERLY FUND HOLDINGS INFORMATION (UNAUDITED)
           The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the Securities and Exchange Commission’s website at http://www.sec.gov and may also be reviewed and copied at the Securities and Exchange Commission’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

The prospectus supplement, information statement and any other documents that follow this page are not part of The Enterprise Group of Funds, Inc. 2006 Certified Annual Report.

THE ENTERPRISE GROUP OF FUNDS, INC.
SUPPLEMENT DATED DECEMBER 15, 2006 TO THE
PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION EACH DATED
MARCH 1, 2006
This Supplement updates the above-referenced Prospectus and Statement of Additional Information as supplemented, of The Enterprise Group of Funds, Inc. (the “Corporation”). You may obtain an additional copy of the Corporation’s Prospectus and Statement of Additional Information, free of charge, by writing to the Corporation’s distributor, Enterprise Fund Distributors, Inc., at Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326. You should read this Supplement in conjunction with the Corporation’s Prospectus and Statement of Additional Information and retain it for future reference.
The purpose of this Supplement is to provide you with updated information regarding investment minimums and minimum account balances in connection with certain types of accounts.
* * * * *
Effective November 15, 2006, the following row in the table contained in the section of the Prospectus entitled “To open an account with AXA Enterprise Funds” under “FUND SERVICES – It’s Easy to Open an Account”:

		Minimum for Subsequent
Type of Account	Minimum to Open an Account*	Investments*
Accounts established in a wrap program with which the AXA Enterprise Funds, AXA Equitable or the Distributor has an agreement.	$1000	$50

shall be replaced, in its entirety with the following:

Type of Account	Minimum to Open an Account*	Minimum for Subsequent Investments*
Certain fee-based programs with which the AXA Enterprise Funds, AXA Equitable or the Distributor has an agreement.	No minimum requirement.	No minimum requirement.

Effective November 15, 2006, the following bullet point contained in the section of the Statement of Additional Information entitled “Automatic Investment Plan” under “PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED”:
•	Accounts established in a broker/dealer wrap program with which the funds, its Manager or is Distributors, have an agreement. Such accounts will be subject to a $1,000 minimum for each Fund.
shall be replaced, in its entirety with the following:
•	Accounts established in a wrap program with which the funds, its Manager or is Distributors, have an agreement. Such accounts will not be subject to a $1,000 minimum investment requirement.

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The Enterprise Group of Funds, Inc. offers you the chance to reduce the amount of mail you receive from us. By signing up for electronic delivery, you will receive certain compliance documents such as prospectus updates, annual and semi-annual reports and information statements, online. Not only will you get the documents faster than you would if they were printed, but electronic delivery will eliminate your paper copy, which helps reduce fund printing and mailing expenses. Keep in mind that you will still receive your quarterly statements and daily transaction confirmations by mail.
How It Works. Instead of receiving paper documents, you will be sent an email notifying you when a new document is available and providing an Internet address link at which to view it. Of course, if you’d prefer, you can reinstate the mailing of compliance documents at any time through Enterprise Account Access.
Signing Up Is Easy. If you are already signed up for Enterprise Account Access, go to www.axaenterprise.com and log in using your SSN/TIN and PIN. Once you have entered, click the “Sign Up Now” for electronic delivery button at the upper right-hand corner of the screen. From there, simple directions will walk you through the quick sign-up process.
First-Time Enterprise Account Access Users. If you have not established an account access PIN, please review the account access information at www.axaenterprise.com to help you get started.

1-800-432-4320
www.axaenterprise.com

©2006 Enterprise Fund Distributors, Inc.	EGFAR CA12.06